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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

AMERIGROUP Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

EXPLANATORY PARAGRAPH

This Definitive Proxy Statement filed April 4, 2007 is hereby revised to modify the SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT table on pages 4 and 5. The table and accompanying footnotes have been revised to include Barclays Global Investors, NA. as a stockholder holding 5% or more of our outstanding common stock. This information was inadvertently omitted in the Definitive Proxy Statement filed April 4, 2007. Additionally, the total number of shares held by all executive officers and Directors as a group has been revised to include shares inadvertently omitted from the total in the Definitive Proxy Statement filed April 4, 2007.

April 9, 2007

Dear Stockholder:

You are cordially invited to attend AMERIGROUP Corporation’s 2007 annual meeting of stockholders, which will be held on Thursday, May 10, 2007 at 10:30 a.m., Eastern Time, in the Hargroves Conference Center located at the AMERIGROUP National Support Center II, 1330 Amerigroup Way, Virginia Beach, Virginia 23464. After the formal business session, there will be a report on the state of the Company and a brief question and answer session.

The attached notice and proxy statement describes the items of business to be transacted at the annual meeting. Your vote is important, regardless of the number of shares you own. I urge you to vote now, even if you plan to attend the annual meeting. Please follow the instructions on the enclosed proxy card.

Remember, you can always vote in person at the annual meeting, even if you have voted by proxy, if you are a stockholder of record or have a legal proxy from a stockholder of record. Thank you for your interest in our Company.

Sincerely,

AMERIGROUP Corporation

Jeffrey L. McWaters
Chairman and Chief Executive Officer

PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT GENERAL INFORMATION
CORPORATE GOVERNANCE
PROPOSAL #1: ELECTION OF DIRECTORS
PROPOSAL #2: APPROVAL OF AMERIGROUP CORPORATION 2007 CASH INCENTIVE PLAN
PROPOSAL #3: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
OTHER MATTERS

4425 Corporation Lane
Virginia Beach, VA 23462

PROXY STATEMENT AND
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Thursday, May 10, 2007

The 2007 annual meeting of stockholders of AMERIGROUP Corporation will be held in the Hargroves Conference Center located at the AMERIGROUP National Support Center II, 1330 Amerigroup Way, Virginia Beach, Virginia 23464, on Thursday, May 10, 2007 at 10:30 a.m., Eastern Time. Doors to the meeting will open at 10:00 a.m. The annual meeting will be held for the following purposes:

1. To elect three Directors to the Board of Directors, each for a three-year term ending in 2010;

2. To approve the AMERIGROUP Corporation 2007 Cash Incentive Plan;

3. To ratify the appointment by the Board of Directors of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2007; and

4. To transact such other business that may properly be brought before the meeting or any adjournment or postponement thereof.

Notice of the annual meeting has been sent to all holders of record of AMERIGROUP Corporation’s common stock, par value $0.01 per share, at the close of business on March 28, 2007. All holders of record as of the close of business March 28, 2007 will be entitled to attend and vote at the meeting.

A copy of our 2006 Annual Report is being mailed together with this proxy material. We make available free of charge on or through our website at www.amerigroupcorp.com our Annual Report on Form 10-K for the year ending December 31, 2006. Information on our website is not incorporated into this proxy statement or our other securities filings and is not a part of these filings. Any stockholder who desires additional copies may obtain one without charge by sending a request to the Company, c/o Investor Relations, AMERIGROUP Corporation, 4425 Corporation Lane, Virginia Beach, VA 23462.

By Order of the Board of Directors,

Stanley F. Baldwin
Executive Vice President,
General Counsel and Secretary

Virginia Beach, Virginia
April 9, 2007

ANNUAL MEETING OF STOCKHOLDERS
May 10, 2007

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement has been sent to you to solicit your vote at the 2007 annual meeting of stockholders of AMERIGROUP Corporation to be held in the Hargroves Conference Center located at the AMERIGROUP National Support Center II, 1330 Amerigroup Way, Virginia Beach, Virginia 23464, on Thursday, May 10, 2007 at 10:30 a.m., Eastern Time, or any adjournment or postponement thereof, for the purposes set forth in the accompanying notice. Our Board of Directors is soliciting the accompanying form of proxy and urges you to sign the proxy card, fill in the date and return it immediately. The prompt cooperation of stockholders is necessary in order to ensure a quorum and to avoid expense and delay. References in this proxy statement to “the Company,” “we,” “us” and “our” refer to AMERIGROUP Corporation.

Notice of the annual meeting has been sent to all stockholders of record of our common stock, par value $0.01 per share, who held such shares of stock at the close of business on March 28, 2007. You may vote your shares if you were a stockholder of record of our common stock as of the close of business on that date. Each share is entitled to one vote at the meeting. At the close of business on March 28, 2007, there were 52,441,365 outstanding shares of our common stock. The presence, in person or by properly executed proxy, of the holders of a majority of the shares outstanding is necessary to constitute a quorum at the annual meeting. Directors are elected by a plurality of the votes cast, and the three nominees who receive the greatest number of votes cast for election of Directors at the annual meeting will be elected. The ratification of appointment of the approval of the AMERIGROUP Corporation 2007 Cash Incentive Plan and the Company’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of all shares present and entitled to vote.

Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. In the election of Directors, broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote. With respect to the approval of the AMERIGROUP Corporation 2007 Cash Incentive Plan and the ratification of the appointment of the independent registered public accounting firm, abstentions from voting will have the same effect as voting against such matter and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote.

This proxy statement and the accompanying proxy materials are being mailed to stockholders on or about April 9, 2007.

All holders of record of our common stock as of the close of business on March 28, 2007 will be entitled to attend and vote at the meeting. You may vote your shares either by proxy or in person, as follows:

•	By Proxy: You can vote by completing, signing and dating the enclosed proxy card and returning it by mail in the postage paid envelope provided. The instructions for voting are contained on the enclosed proxy card. The individuals named on the card are your proxies. They will vote your shares as you indicate. If you sign your card without indicating how you wish to vote, all of your shares will be voted:

•	FOR all of the nominees for Director;

•	FOR approval of the AMERIGROUP Corporation 2007 Cash Incentive Plan;

•	FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm to serve for the 2007 fiscal year; and

•	At the discretion of your proxies, on any other matters that may be properly brought before the annual meeting or any adjournment or postponement thereof.

•	In Person: You may attend the annual meeting and vote in person.

If you are a beneficial stockholder, meaning that your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Your bank, broker or other holder will vote your shares according to your instructions. As a beneficial stockholder, you may vote in person at the annual meeting provided that you obtain a legal proxy from the holder of record and present it to the inspector of election with your ballot.

If your shares are registered differently and are in more than one account, you will receive more than one proxy card. To ensure that all your shares are voted, please sign and return all proxy cards. We encourage you to have all accounts registered in the same name and address whenever possible. You can accomplish this by contacting our transfer agent, American Stock Transfer & Trust Company, at (800) 937-5449.

You may revoke your proxy before it is voted at the meeting by (i) filing a written notice of revocation, dated after the proxy date, with American Stock Transfer & Trust Company, in its capacity as our transfer agent, (ii) sending to American Stock Transfer & Trust Company a later-dated proxy for the same shares of common stock, or (iii) attending the annual meeting and voting in person at the annual meeting. If you are a beneficial stockholder, you must follow the instructions found on your voting instruction card, or contact your bank or broker, in order to revoke your proxy. The mailing address for American Stock Transfer & Trust Company is 59 Maiden Lane, New York, NY 10038.

All expenses of soliciting proxies, including clerical work, printing and postage, will be paid for by the Company. Such solicitation will be made by mail and may also be made by Directors, officers and employees of the Company personally or by telephone, facsimile, e-mail or other electronic means, without additional compensation. The Company will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their reasonable expenses incurred in sending material to principals and obtaining their proxies. The Company has retained Morrow & Co., Inc. to aid in the solicitation of proxies. It is estimated that the fee for Morrow & Co., Inc. will be approximately $5,000, plus reasonable out-of-pocket costs and expenses. These fees will be paid by the Company.

CORPORATE GOVERNANCE

The Company maintains a corporate governance page on its website which includes key information about its corporate governance initiatives, including the Company’s Corporate Governance Principles, the Company’s Code of Business Conduct and Ethics and charters for each of the committees of the Board of Directors. The corporate governance page can be found at www.amerigroupcorp.com, by clicking on “Investors,” and then clicking on “Corporate Governance.” The Charter of the Audit Committee is attached as Exhibit A hereto.

The Company’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the New York Stock Exchange (the “NYSE”) and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including the following:

•	The Board of Directors has adopted corporate governance principles;

•	A majority of the members of the Board of Directors are independent of the Company and its management, within the meaning of the NYSE Director independence standards;

•	All members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee (the “Nominating/Governance Committee”) are independent within the meaning of the NYSE Director independence standards;

•	The independent members of the Board of Directors meet regularly without the presence of management;

•	The Company has a clear code of business conduct and ethics that applies to its Directors, officers and employees. The Code is administered by its Compliance Officer and is posted on our intranet site and corporate website;

•	The charter of each of the committees of the Board of Directors clearly establishes their respective roles and responsibilities;

•	The Company has a Compliance Officer as well as an anonymous hotline available to all employees by telephone or e-mail, and the Company’s Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls or auditing matters;

•	The Company has adopted a code of ethics that applies to its executive officers and finance executives;

•	The Company’s internal audit control function maintains critical oversight over the key areas of its business and financial processes and controls and reports directly to the Audit Committee; and

•	The Company has a procedure by which stockholders can communicate directly with members of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of February 28, 2007, by (i) each named executive officer listed in the Summary Compensation Table, (ii) each of our Directors, (iii) all Directors and executive officers as a group, and (iv) stockholders holding 5% or more of our outstanding common stock based on information previously provided to the Company by such beneficial owners.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”), which generally attributes beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities, including shares of common stock issuable upon the exercise of vested stock options or warrants that are immediately exercisable or exercisable within 60 days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Percentage ownership calculations are based on 52,396,321 shares outstanding as of February 28, 2007.

	Number of
Name	Shares	Percent

Jeffrey L. McWaters(1)(2)	976,945	1.8%
Thomas E. Capps(3)(4)	59,875	*
Jeffrey B. Child(1)(5)	83,085	*
Kay Coles James(1)(6)	38,665	*
William J. McBride(1)(7)	133,085	*
Uwe E. Reinhardt, Ph.D.(8)(9)	125,085	*
Richard D. Shirk(1)(10)	113,085	*
Goldman Sachs Asset Management, L.P. (11)	5,390,984	10.3%
EARNEST Partners, LLC (12)	5,067,738	9.7%
Baron Capital Group, Inc. (13)	3,968,100	7.6%
Barclays Global Investors, N.A. (14)	3,294,766	6.3%
American Century Investment Management, Inc. (15)	2,796,415	5.3%
FMR Corp. (16)	2,745,460	5.2%
James G. Carlson(1)(17)	878,495	1.6%
James W. Truess(1)(18)	10,000	*
Richard C. Zoretic(1)(19)	179,830	*
Steven B. Larsen(1)(19)	36,415	*
Sherri E. Lee(1)(20)	36,651	*
All executive officers and Directors as a group (19 persons)	3,280,552	5.9%

*	Represents beneficial ownership of less than one percent.

(1)	The address for this person is c/o AMERIGROUP Corporation, 4425 Corporation Lane, Virginia Beach, VA 23462.

(2)	Includes options to purchase 887,046 shares of our common stock and 19,562 unvested shares of restricted stock.

(3)	Mr. Capps’ address is c/o Dominion Resources, Inc., 100 Tredegar Street, Richmond, VA 23219.

(4)	Includes options to purchase 52,000 shares of our common stock and 7,875 unvested shares of restricted stock.

(5)	Includes options to purchase 80,000 shares of our common stock and 3,085 unvested shares of restricted stock.

(6)	Includes options to purchase 26,000 shares of our common stock and 12,665 unvested shares of restricted stock.

(7)	Includes options to purchase 105,000 shares of our common stock and 3,085 unvested shares of restricted stock.

(8)	Dr. Reinhardt’s address is 351 Wallace Hall, Princeton University, Princeton, NJ 08554.

(9)	Includes options to purchase 122,000 shares of our common stock and 3,085 unvested shares of restricted stock.

(10)	Includes options to purchase 106,000 shares of our common stock and 3,085 unvested shares of restricted stock.

(11)	Represents shares of our common stock owned by Goldman Sachs Asset Management, L.P. (“Goldman”) as of December 31, 2006, as derived solely from information reported in a Schedule 13G under the Securities Exchange Act of 1934 (the “Exchange Act”), filed with the SEC on January 10, 2007. The principal business address for Goldman is 32 Old Slip, New York, NY 10005.

(12)	Represents shares of our common stock owned by EARNEST Partners, LLC (“EARNEST”) as of December 31, 2006, as derived solely from information reported in a Schedule 13G/A under the Exchange Act filed with the SEC on February 14, 2007. The principal business address for EARNEST is 1180 Peachtree Street NE, Suite 2300, Atlanta, GA 30309.

(13)	Represents shares of our common stock owned by Baron Capital Group, Inc. (“Baron”) as of December 31, 2006, as derived solely from information reported in a Schedule 13G/A under the Exchange Act, filed with the SEC on February 14, 2007. The principal business address for Baron is 767 Fifth Avenue, New York, NY 10153.

(14)	Represents shares of our common stock owned by Barclays Global Investors, N.A. (“Barclays”) as of December 31, 2006, as derived solely from information reported in a Schedule 13G under the Exchange Act filed with the SEC on January 23, 2007. The principal address for Barclays is 45 Fremont Street, San Francisco, CA 94105.

(15)	Represents shares of our common stock owned by American Century Investment Management, Inc. (“American Century”) as of December 31, 2006, as derived solely from information reported in a Schedule 13G under the Exchange Act, filed with the SEC on February 13, 2007. The principal business address for American Century is 4500 Main Street, 9th Floor, Kansas City, MO 64111.

(16)	Represents shares of our common stock owned by FMR Corp. (“FMR”) as of December 31, 2006, as derived solely from information reported in a Schedule 13G/A under the Exchange Act, filed with the SEC on February 14, 2007. The principal business address for FMR is 82 Devonshire Street, Boston, MA 02109.

(17)	Includes options to purchase 855,343 shares of our common stock and 17,639 unvested shares of restricted stock.

(18)	Includes unvested shares of restricted stock only.

(19)	Includes options only.

(20)	Represents shares of our common stock owned as of November 7, 2006 as derived solely from information reported in a Form 4 filed with the SEC on November 9, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and Directors and persons who beneficially own more than ten percent of our outstanding common stock to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, Directors and stockholders holding ten percent or more of our outstanding common stock are required by SEC regulation to furnish to us copies of all Section 16(a) forms they file. Based solely on a review of the copies of Section 16(a) forms furnished to us and written representations from certain reporting persons that no other filings were required for those persons, we believe that all the Section 16(a) filing requirements applicable to our executive officers, Directors and greater than ten percent stockholders were complied with for the year ended December 31, 2006.

PROPOSAL #1:

ELECTION OF DIRECTORS

The Company’s Board of Directors currently has seven members, only one of whom, Mr. McWaters, the Chairman of the Board and Chief Executive Officer, is an employee of the Company.

The Company’s Amended and Restated Certificate of Incorporation provides for a Board of Directors divided into three classes, as nearly equal in number as the then total number of Directors constituting the entire Board of Directors permits, with the term of office of one class expiring each year at the annual meeting. Each class of Directors is elected for a term of three years, except in the case of elections to fill vacancies or newly appointed Directorships.

Three Directors will be elected at the annual meeting to serve until the annual meeting of stockholders in 2010 and until the election and qualification of their successors, or their earlier death, resignation or removal. Unless otherwise indicated on any proxy, the shares that are represented by such proxy will be voted FOR each of the nominees whose biographical information appears in the section below. Each of the nominees is now serving as a Director of the Company. Each nominee has consented to serve if elected. However, if at the time of the meeting any nominee is unable or unwilling to serve, the proxies will be voted for such other person as the Board of Directors may designate.

Vote Required

Directors will be elected by a plurality of the votes cast. The Board of Directors unanimously recommends that you vote FOR the election to the Board of Directors of each of the three nominees identified below.

Nominees For Director
(Terms to expire in 2010)

Kay Coles James	Ms. James, age 57, has been one of our Directors since 2005. She is the President of The Gloucester Institute. From June 2001 to January 2005, Ms. James served as Director, U.S. Office of Personnel Management, where she was President Bush’s principal human resources advisor. She has also served as Secretary of Health and Human Services for the Commonwealth of Virginia; Senior Fellow at The Heritage Foundation; and Assistant Secretary of the U.S. Department of Health and Human Services. She currently serves on the National Medicaid Commission, the NASA Advisory Council, the Board of The Heritage Foundation, and the National Board of The Salvation Army. Ms. James previously served on our Board of Directors from October 28, 1999 until July 26, 2001. Ms. James is a graduate of Hampton University and the author of three books. Ms. James also serves on the Board of Directors of The PNC Financial Services Group, Inc.

Jeffrey L. McWaters	Mr. McWaters, age 50, has been our Chairman of the Board of Directors and Chief Executive Officer since he founded the Company in December 1994. From 1991 to 1994, Mr. McWaters served as President and Chief Executive Officer of Options Mental Health, a national managed behavioral healthcare company and prior to that in various senior-operating positions with EQUICOR — Equitable HCA Corporation and CIGNA HealthCare. Mr. McWaters is a member of the Board of Visitors of the College of William and Mary, a Director of America’s Health Insurance Plans and a member of the NYSE Listed Companies Advisory Board.

Uwe E. Reinhardt, Ph.D.	Dr. Reinhardt, age 69, has been one of our Directors since 2002. Until 2002, Dr. Reinhardt had served for five years on the Center for Health Care Strategies, a non-profit think tank focused on improving managed-care techniques for the Medicaid and SCHIP populations. In 2006, he was appointed by New Jersey Governor Corzine to chair the newly established Commission on Rationalizing Health Care Resources. He is the James Madison Professor of Political Economy and Public Affairs of Princeton University, a Trustee of Duke University and of its Duke University Health System, a Trustee of the H&Q Healthcare Investors and H&Q Life Sciences Investors, a Commissioner on the Henry J. Kaiser Family Foundation’s Commission on Medicaid and the Uninsured, and a member of the Editorial Board of the Journal of the American Medical Association, Health Affairs and several other journals. Dr. Reinhardt also serves on the Board of Boston Scientific Corporation and Triad Hospitals, Inc.

Directors Continuing in Office

Jeffrey B. Child	Mr. Child, age 47, has been one of our Directors since 2003. Since July 2004, Mr. Child has served as the Chief Financial Officer of a family office of an unaffiliated third party. From February 1999 through June 2003, Mr. Child served as a Managing Director, U.S. equity capital markets at Banc of America Securities LLC, where he was responsible for its public equity underwriting business in the United States. Prior to that, he served as Managing Director of the Banc of America Securities’ healthcare group. Mr. Child also serves on the Board of Directors of FoxHollow Technologies, Inc. and is a Trustee of the Menlo Park City School District Board of Education. On May 11, 2005, Mr. Child was re-elected to serve as a Director of the Company for a three-year term that expires in 2008.

Richard D. Shirk	Mr. Shirk, age 61, has been one of our Directors since 2002. Mr. Shirk has been retired since April 2002. Prior to that, Mr. Shirk served as Chairman and Chief Executive Officer of Cerulean Companies and as President and Chief Executive Officer of its wholly-owned subsidiary, Blue Cross and Blue Shield of Georgia. He has also held senior executive positions with CIGNA HealthCare, EQUICOR — Equitable HCA Corporation and The Equitable. In addition, Mr. Shirk serves on the Board of Directors of the SSgA funds, the Healthcare Georgia Foundation and a number of privately held companies. He is also on the Board of Trustees of Gettysburg College. On May 11, 2005, Mr. Shirk was re-elected as a Director of the Company for a three-year term that expires in 2008.

Thomas E. Capps	Mr. Capps, age 71, has been one of our Directors since 2004. Mr. Capps is currently Chairman of the Board of Dominion Resources, Inc. For more than five years prior to December 31, 2005, Mr. Capps served as the Chairman and Chief Executive Officer of Dominion Resources, Inc. Mr. Capps received his undergraduate and law degrees from the University of North Carolina at Chapel Hill. Mr. Capps joined Dominion in 1984 after practicing law in North Carolina and Florida and holding positions in the law departments of two other electric utility companies. Mr. Capps is also a director of Associated Electric and Gas Insurance Service. He is a member of the Board of Visitors of the College of William and Mary and the Board of Trustees of the University of Richmond. On May 10, 2006, Mr. Capps was re-elected as a Director of the Company for a three-year term that expires in 2009.

William J. McBride	Mr. McBride, age 62, has been one of our Directors since 1995. Mr. McBride has been retired since 1995. Prior to that, Mr. McBride was President, Chief Operating Officer and a Director of Value Health, Inc. and President and Chief Executive Officer of CIGNA Healthplans, Inc. Mr. McBride also serves on the Board of Directors of Magellan Health Services, Inc. and a number of privately held companies. On May 10, 2006, Mr. McBride was re-elected as a Director of the Company for a three-year term that expires in 2009.

Information About the Board of Directors and its Committees

The Board of Directors met nine times in 2006. There were six regular Board meetings and three special Board meetings. No incumbent Director attended less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board of Directors on which the Director served during the period in which the Director served in 2006. Directors are encouraged to attend the annual meeting of stockholders and an in-person meeting of the Board of Directors is scheduled in conjunction with the annual meeting. All of the current Directors attended the last annual meeting of stockholders, except for Ms. James.

None of the current Directors, except the Chairman and Chief Executive Officer, Mr. McWaters, has any other relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as a Director or stockholder of the Company. On this basis, the Board of Directors has determined that each of the current Directors, except for Mr. McWaters, is independent within the meaning of the NYSE’s Director independence standards.

The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member or all members of the Board of Directors, the non-management Directors as a group or any Board committee or any chair of any such committee by mail or electronically. To communicate with the Board of Directors, any individual Directors or any group of Directors or Board committee or chair of such committee, correspondence should be addressed to the Board of Directors or any such individual Director or group of Directors or Board committee or chair of such committee by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at AMERIGROUP Corporation, 4425 Corporation Lane, Virginia Beach, VA 23462. All communications received will be opened by the office of the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our Directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of Directors, the Corporate Secretary’s office will make sufficient copies of the contents to send to each Director who is a member of the group or committee to which the envelope or e-mail is addressed. Members of the Board of Directors may be contacted electronically by sending an e-mail to

corpbod@amerigroupcorp.com. The e-mail should indicate whether it is directed to the Board of Directors as a whole or to a specific Director or Committee chair.

The non-management Directors meet in executive sessions periodically. Executive sessions are currently scheduled to be held either on the day prior to or the day of each of the four in-person meetings of the Board of Directors. At the first executive session of the year, the non-management Directors select a Director to preside at all executive sessions to be held that year. On February 13, 2007, the non-management Directors selected Richard D. Shirk to preside at all executive sessions to be held in 2007.

The Board of Directors is responsible for selecting the nominees for election to the Board of Directors. It is the responsibility of the Nominating/Governance Committee to develop selection criteria for Board of Directors membership and to review and consider prospective Board of Directors candidates.

The Nominating/Governance Committee will consider Director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating/Governance Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate. The Committee’s evaluation process does not vary based on whether a candidate is recommended by a stockholder, although, as stated above, the Board of Directors may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating/Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder and evidence of the person’s ownership of our common stock, including the number of shares owned and the length of time of ownership; and

•	The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a Director of the Company and the person’s consent to be named as a Director if selected by the Nominating/Governance Committee and nominated by the Board of Directors.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at AMERIGROUP Corporation, 4425 Corporation Lane, Virginia Beach, VA 23462 and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company’s most recently held annual meeting of stockholders. For the Company’s 2008 annual meeting of stockholders, this deadline is January 11, 2008.

Committees of the Board

The Board of Directors has three standing committees: the Nominating/Governance Committee, the Audit Committee and the Compensation Committee. Each committee is governed by a charter, a current copy of which is available on our corporate website at www.amerigroupcorp.com under the headings “Investors/ Corporate Governance/Committee Charters.” A copy of each charter is also available in print to stockholders upon request, addressed to the Corporate Secretary at AMERIGROUP Corporation, 4425 Corporation Lane, Virginia Beach, VA 23462.

Nominating/Governance Committee

The Company has a Nominating/Governance Committee. The members of the Nominating/Governance Committee are Uwe E. Reinhardt, Ph.D., Jeffrey B. Child and Kay Coles James, with Dr. Reinhardt serving as the Chairperson, each of whom, the Board has determined in its business judgment, is an independent Director within the meaning of the NYSE Director independence standards. The Nominating/Governance Committee met five times during 2006.

The functions of the Nominating/Governance Committee include the following:

•	identifying and recommending to the Board of Directors individuals qualified to serve as Directors of the Company;

•	recommending to the Board of Directors the Directors to serve on committees of the Board of Directors;

•	advising the Board of Directors with respect to matters of Board of Directors composition, procedures and committees;

•	developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally; and

•	overseeing the annual evaluation of the Board of Directors and the Company’s management.

The Nominating/Governance Committee believes that the minimum qualifications for serving as a Director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board of Directors’ oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating/Governance Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. The Nominating/Governance Committee also seeks to have the Board of Directors represent a diversity of backgrounds, experience and skills.

The Nominating/Governance Committee identifies potential nominees by asking current Directors and executive officers to notify the Committee if they are aware of persons, meeting the criteria described above, who might be available to serve on the Board of Directors. The Nominating/Governance Committee also, from time-to-time, may engage firms that specialize in identifying Director candidates. As described above under “Information About the Board of Directors and its Committees,” the Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Nominating/Governance Committee as a potential candidate, the Committee collects and reviews available information regarding the person to assess whether the person should be considered further. If the Nominating/Governance Committee determines that the candidate warrants further consideration, the Chairperson or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Nominating/Governance Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments.

The Audit Committee

The members of the Audit Committee are William J. McBride, Richard D. Shirk and Jeffrey B. Child, with Mr. McBride serving as the Chairperson, each of whom, the Board of Directors has determined, is an independent Director within the meaning of the NYSE Director independence standards. The Board of Directors believes that each member of the Audit Committee satisfies the financial literacy requirements of the NYSE listing standards. Based on his business experience previously described on page 8 of this proxy statement, as well as his prior experience as a CPA and a Chief Financial Officer of a publicly-traded company, the Board of Directors has determined that Mr. McBride is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K under the Securities Act of 1933. The Audit Committee met 15 times in 2006.

Management is responsible for the preparation of the Company’s consolidated financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. KPMG LLP, as independent registered public accounting firm for the Company, is responsible for performing an independent audit of our consolidated financial statements and of the Company’s internal control over financial reporting and issuing reports thereon, in accordance with standards established by the Public Company Accounting Oversight Board (United States) (PCAOB). The Audit Committee is responsible for reviewing the financial information which will be provided to stockholders and others, the systems of internal controls, which management and the Board of Directors have established, the performance and selection of an independent registered public accounting firm, and the Company’s audit and financial reporting processes.

The Audit Committee approves the scope of audits and other services to be performed by the Company’s independent registered public accounting firm and internal auditors; considers whether the performance of any professional service by the independent registered public accounting firm, other than services provided in connection with the audit function, could impair the independence of the outside independent registered public accounting firm; reviews the results of internal and external audits, the accounting principles applied in financial reporting, and financial and operational controls; reviews the Company’s financial performance quarterly prior to the release of earnings; reviews management’s discussion and analysis in the interim unaudited consolidated financial statements each quarter before the Company files its quarterly report on Form 10-Q with the SEC, and reviews management’s discussion and analysis in the annual audited consolidated financial statements before the Company files its annual report on Form 10-K with the SEC.

It is the Company’s policy that all fees paid to the independent registered public accounting firm that performs the independent audit of the Company’s financial statements be pre-approved by the Audit Committee of the Board of Directors.

All requests for fee pre-approval must first be presented to the Company’s General Auditor along with information about the nature of the proposed engagement including the amount of the fee and its timing. If the General Auditor deems the engagement appropriate, he will arrange to have the engagement presented to the Audit Committee for pre-approval. All engagements must be pre-approved by the Audit Committee prior to entering into an agreement for or commencing services.

The Audit Committee Report

The Audit Committee has reviewed management’s discussion and analysis included in the Company’s annual report on Form 10-K and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2006.

At its meeting on February 12, 2007, the Audit Committee discussed with the Company’s independent registered public accounting firm, KPMG LLP, the matters required to be discussed under the PCAOB standards, SEC rules and by Statement on Auditing Standards (SAS) No. 61 Communication with Audit Committees, as amended by SAS No. 90 Audit Committee Communications.

The Audit Committee received and reviewed the written disclosures from KPMG LLP as required by Independence Standards, Board Standard No. 1 as amended, and has discussed with the independent registered public accounting firm their independence. The Audit Committee considered whether the provision of non-audit services was compatible with KPMG LLP’s independence in performing audit services.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on February 27, 2007.

Members of the Audit Committee:

William J. McBride (Chairperson)
Jeffrey B. Child
Richard D. Shirk

The Compensation Committee

The members of the Compensation Committee are Richard D. Shirk, William J. McBride and Thomas E. Capps, with Mr. Shirk serving as the Chairperson, each of whom, the Board of Directors has determined, is an independent Director within the meaning of the NYSE Director independence standards. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or our Compensation Committee. The Compensation Committee met seven times in 2006.

The Compensation Committee considers management proposals relating to compensation, reviews and makes recommendations to the Board of Directors with respect to compensation and benefit issues, and administers the terms of performance-based compensation of the key officers of the Company, including our Named Executive Officers (those listed in the Summary Compensation Table below), in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee utilizes Hewitt Associates LLC to provide expert advice regarding executive compensation, including new trends and compensation proposals presented by management.

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

Overall Compensation Program Objectives

We design our compensation program to provide incentives for executives to create stockholder value and to attract and retain executive talent. Accordingly, our compensation philosophy is comprised of the following core principles:

•	Pay-for-Performance: We emphasize pay-for-performance and believe that actual compensation should reflect the individual’s as well as the Company’s performance. We measure Company performance against previously determined financial and non-financial performance goals, as well as against the performance of peer organizations. We measure an individual’s performance against previously determined major job objectives (“MJOs”). We believe that tying executive compensation to performance is the best way to encourage responsible and profitable growth, while taking into consideration other non-financial performance goals such as quality standards, operational excellence, market leadership, member and provider satisfaction and the execution of strategic plans.

•	Compensation Aligned with Stockholder Interests: We believe that compensation should be directly linked to, and provide incentives for, the creation of stockholder value and delivery of stockholder return.

•	Market Competitive Compensation: We operate in a highly competitive industry where there is a great demand for talented executives. We need to be competitive in the market with respect to compensation programs in order to attract talented executives. Accordingly, we believe that our compensation programs should be competitive with organizations of similar size and scope in our industry.

Total Compensation Components and Competitive Considerations

We seek to achieve the foregoing principles through the following compensation elements, referred to as “Total Compensation”:

•	base salary;

•	performance-based annual cash bonuses (“MJO Bonuses”);

•	performance-based long-term cash incentives (“LTIP Awards”);

•	baseline and performance-based equity compensation; and

•	employee benefits and limited perquisites.

We consider the value and relative weighting of each component of Total Compensation in order to provide market-competitive compensation and to motivate and reward executives for performance. This consideration is subjective and not formulaic. We engage nationally recognized compensation consulting firms from time to time to assist with developing our compensation programs, including the target levels of compensation and the relative weighting of the Total Compensation components. We have engaged Towers Perrin as our compensation consultant since 2002. In 2006, Towers Perrin reviewed our compensation programs and the programs of the following peer organizations: Centene Corporation, Coventry Health Care, Inc., Health Net, Inc., Humana Inc., Magellan Health Services Inc., Molina Healthcare, Inc., Sierra Health Services, Inc. and WellCare Health Plans, Inc. We used information provided by Towers Perrin with respect to specific peer compensation programs, as well as information on pay practices from a broader range of Fortune 1000 companies, as a comparison point to adjust our compensation program, applicable for the 2006 performance year, to ensure that our program is competitive in the market place and to ensure that actual compensation paid is reasonable. As discussed on page 18 under “Equity Awards in 2006”, we also use companies in the S&P 500 Healthcare Index as a comparison point to determine our financial performance for the performance year and other measurement periods. Our Compensation Committee engages Hewitt Associates LLC to provide advice on our executive compensation programs and the reasonableness of actual executive compensation.

We further used the information provided by Towers Perrin to set our executives’ 2006 targeted Total Compensation at approximately the median level of our peer group. Although we target Total Compensation at approximately the median level, we structure our compensation programs to allow our executives to earn above the median and up to, and in some instances above the 75th percentile of our peer group in the event we exceed our performance goals and outperform our peers. The amount by which we compensate our executives above the median is dependent upon, and directly linked to, the extent to which we outperform our goals and our peers.

In this Compensation Discussion and Analysis (“CD&A”), we discuss target compensation and actual compensation for our executives in relation to percentile levels of our peer group. For example, this CD&A provides that we set target compensation at approximately the median level of our peer group but structure our compensation programs to allow executives to earn above the median and up to, and in some instances above, the 75th percentile of our peer group. These target compensation and potential actual compensation percentiles are for our executives as a group and are not meant to imply that a particular executive cannot earn compensation above or below these levels. Accordingly, in order to reflect an executive’s performance, we may compensate an executive above or below the actual level of our performance versus our peers. As a result, from time to time, Total Compensation or certain components of Total Compensation for a particular executive may exceed the 75th percentile of our peer group. Likewise, from time to time, Total Compensation or certain components of Total Compensation for a particular executive may be less than the median percentile of our peer group.

Consistent with our pay-for-performance philosophy, we generally set base salaries at or below the median level of our peer group, while providing executives the opportunity to earn above-market median compensation from other components of Total Compensation that are more closely tied to individual and Company performance, such as MJO Bonuses and LTIP Awards, and to stockholder return, such as “outperform” equity grants (which are additional equity grants in consideration of performance versus the performance of our peer organizations). However, we recognize the need to balance the components of Total Compensation appropriately depending on an executive’s position and ability to impact our results. Accordingly, we structure our compensation programs so that a significant portion of our senior executives’ targeted Total Compensation is “at risk” (in the form of MJO Bonuses, LTIP Awards and outperform equity grants) and more heavily dependent upon our results. By contrast, our broad-based associate population’s compensation programs are designed to provide more income stability, and a smaller portion of most associates’ Total Compensation is “at risk.” We believe that the design of our compensation program is effective in achieving our pay for performance philosophy by aligning compensation for those executives whose roles, responsibilities and decisions most directly impact our results and performance. Under our compensation structure, the mix of target compensation components varies depending on the associate’s level within the Company as set forth in the following table. However, from time-to-time we deviate from the mix set forth in the following table when it is in our best interests to establish a different compensation package for a particular executive in light of his or her position or assignment within our organization.

	Typical Base		Typical LTIP
	Salary as a	Typical MJO Bonus	Award as a	Typical Equity
	Percentage	as a Percentage	Percentage	Compensation as a
	of Total	of Total	of Total	Percentage of Total
	Compensation	Compensation	Compensation	Compensation

Chief Executive Officer Chairman President & Chief Operating Officer	15-20%	25-35%	10-15%	30-45%
Executive Vice Presidents	30-50%	15-25%	10-20%	15-45%
Senior Vice Presidents	45-70%	5-25%	10-25%	10-20%

Our Executive Compensation Practices

Our practices with respect to the elements of Total Compensation, as well as other elements of compensation, are described below, followed by the factors we considered in determining executive compensation for the 2006 performance year.

Base Salary

Base Salary Purpose.  The purpose of base salary is to reflect job responsibilities, anticipated future value to the Company and market competitiveness, while providing a stable source of income for our executives.

Base Salary Considerations.  Our Compensation Committee evaluates and adjusts executive salaries annually, generally in February, unless market conditions or other factors require a mid-year evaluation. In determining base salary compensation, we assess the following:

•	overall Company performance (financial and non-financial) for the preceding year;

•	the executive’s performance against his or her MJOs for the preceding year and the executive’s talent, experience and responsibilities; and

•	applicable market pay information.

The process of setting base salary is subjective and does not utilize a formulaic weighting of the foregoing factors. In evaluating overall Company performance, we consider whether or not the Company attained its performance goals during the preceding year. We also consider the level of attainment of an individual’s MJOs during the preceding year. We generally use the performance goals available under our 2003 Cash Incentive Plan (the “Cash Incentive Plan”) to set MJOs for our executives, which include the following: (i) return on total stockholder equity; (ii) earnings per share of common stock (“EPS”); (iii) income (before or after taxes); (iv) earnings before all or any interest, taxes, depreciation and/or amortization; (v) gross revenue; (vi) return on assets; (vii) market share; (viii) cost reduction; (ix) earnings from continuing operations, levels of expense, cost or liability; and (x) membership goals. From time to time, we also set MJOs with respect to other operational or initiative specific performance goals.

In setting base salary compensation, we also consider an executive’s talents, experience and responsibilities, including his or her past and expected future contributions to the Company. We strongly believe in engaging the best talent in critical functions of the Company. Accordingly, we may determine from time to time that it is in the best interests of the Company to establish compensation packages, including base salary, that deviate from the general principle of targeting the median of our peers. Similarly, we may determine to provide compensation outside of the normal cycle to individuals to address retention issues. Finally, we consider applicable market pay information, including the external compensation data of other organizations and peer group comparisons, discussed above.

With respect to the base salary of our Chief Executive Officer, Jeffrey L. McWaters, his employment agreement with the Company provides, among other things, for a base annual salary of not less than $425,000, subject to adjustment from time to time by our Board of Directors. Mr. McWaters is our only executive officer with a written employment agreement.

Base Salaries for 2006.  The 2006 base salaries for our Named Executive Officers are set forth in the Summary Compensation Table on page 22. In 2006, our Chief Executive Officer and our President & Chief Operating Officer did not receive salary increases due to our financial performance in 2005. Our other Named Executive Officers received base salary increases in February 2006 ranging from 3% to 10%. Consistent with our philosophy of placing a greater emphasis on performance based incentive compensation, we believe that the 2006 salaries of our Named Executive Officers are, on average, at or below the market median level.

Annual and Long-Term Incentives; The Chairman’s Bonus Plan

We provide incentive cash and equity-based compensation under our Chairman’s Bonus Plan (the “Bonus Plan”). The Bonus Plan has three components: the MJO Bonus, the LTIP Award and equity-based compensation (other than baseline equity grants, which are described below on page 17). Participants in the Bonus Plan can receive an award only if the Company meets or exceeds its financial and non-financial performance goals and the executive attains his or her MJOs.

All participants in the Bonus Plan are eligible for the MJO Bonus. Certain of the participants are eligible for the MJO Bonus and equity-based compensation. Certain other participants, including our Named Executive Officers, are eligible for the MJO Bonus, LTIP Award and equity-based compensation. The type and amount of the award targets under the Bonus Plan reflect the participant’s level of responsibility along with past performance and anticipated future contributions to the Company. The Compensation Committee sets the type and amount of target awards for our Chief Executive Officer and the other Named Executive Officers. When setting the type and amount of target awards of the other Named Executive Officers, the Compensation Committee seeks input from our Chief Executive Officer.

The Bonus Plan is structured to compensate executives at approximately the market median level if the Company meets its performance goals. In the event that we outperform our goals and we outperform our peer group, our executives can earn above the market median up to or above the 75th percentile of our peer group. The level by which we compensate our executives above the market median is directly tied to the level by which we exceed our goals and outperform our peers. In order to reflect individual performance, we may grant awards to particular executives under the Bonus Plan below, at, or above, the level of our performance versus our peers. As a result, actual awards to certain executives under the Bonus Plan may be less than the market median or may exceed the 75th percentile of our peers.

Performance-Based Annual Cash Bonuses (MJO Bonuses)

MJO Bonus Purpose.  The purpose of the MJO Bonus is to provide short-term incentive compensation tied to individual and Company annual performance.

MJO Bonus Considerations.  MJO Bonuses are paid under the terms of our Cash Incentive Plan and are measured over a one-year period. MJO Bonuses are paid prior to March 15th following the year for which the bonus is earned. The MJO Bonus formula has the following components:

Annual Target ($)	x	Percentage of MJOs Attained (%)	x	Percentage of Company Financial Goals Attained (%)	=	MJO Bonus ($)

The “Annual Target” is based on market-competitive data and is set as either a fixed dollar amount or as a percentage of base salary. During February of each year, the Compensation Committee sets the Target Award for our executives for that year. Following the end of the year, executives are evaluated against previously determined MJOs. The Compensation Committee evaluates the performance of our Chief Executive Officer and our President & Chief Operating Officer against their respective MJOs. The performance of each of our other Named Executive Officers is evaluated by our Chief Executive Officer and the Committee. The “Percentage of MJOs Attained” is the result of this evaluation. In the event an executive fails to attain at least 80% of his or her MJOs, the executive will not be eligible for a MJO Bonus. The Percentage of MJOs Attained is capped at 120%.

We measure Company performance against previously determined performance goals set by our Compensation Committee. These goals can be based on numerous performance metrics set forth in the Cash Incentive Plan, including: (i) return on total stockholder equity; (ii) EPS; (iii) income (before or after taxes); (iv) earnings before all or any interest, taxes, depreciation and/or amortization; (v) gross revenue; (vi) return on assets; (vii) market share; (viii) cost reduction; (ix) earnings from continuing operations, levels of expense, cost or liability; and (x) membership goals, in each case, as applicable, as determined in accordance with generally accepted accounting principles. The “Percentage of Company Financial Goals Attained” is the result of this measurement. If we fail to meet our financial goals, the result of this measurement is zero and our executives do not receive MJO Bonuses. If we meet our goals, the result of this measurement will equal 100%. In the event that we outperform our goals, our executives are eligible for MJO Bonuses in excess of their respective Annual Target up to 175% of the Annual Target. From time-to-time, our Compensation Committee awards MJO Bonuses in excess of 175% of the Annual Target to recognize outstanding performance.

MJO Bonuses for 2006.  In February 2006, our Compensation Committee set Company performance goals, executive MJOs and MJO Annual Targets for 2006. The Company’s 2006 performance goals related to the achievement of certain net income and EPS levels. The Company performance goals and executive MJOs were established with a significant degree of difficulty so that payout would not be assured. The MJO Annual Targets for our Chief Executive Officer and our President & Chief Operating Officer were set at 175% of base salary. MJO Annual Targets for our other Named Executive Officers were set at fixed dollar amounts ranging from $180,000 to $300,000, which represents approximately 55% to 82% of base salary. We believe that the base salary to MJO Bonus ratio for 2006 was set sufficiently high to provide meaningful incentives to our executives to deliver Company and individual performance.

Our financial performance with respect to net income and EPS for 2006 significantly exceeded our financial goals. As a result, the 2006 MJO Bonuses paid in March 2007 in consideration of 2006 performance, as included in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column on page 22, were appropriately above the Annual Target levels and ranged between 100% and 175% of the MJO Annual Target for our Named Executive Officers. Additionally, certain executives received discretionary bonuses in excess of 175% of the MJO Annual Target in consideration of outstanding performance. These amounts are included in the Bonus column of the Summary Compensation Table on page 22.

Long Term Cash Incentive Awards (LTIP Awards)

LTIP Award Purpose.  The purpose of the LTIP Award program is to provide long-term cash incentive compensation tied to individual and Company annual performance through a deferred payment award structured to encourage executive retention.

LTIP Award Considerations.  LTIP Awards are paid under the terms of our Cash Incentive Plan and are designed to create deferred cash incentives to retain key executives. LTIP Awards are measured over the same one-year period as the MJO Bonus. However, payment of LTIP Awards is deferred over a three-year period to create a retention incentive and the award is contingent upon Company performance until the completion of the three-year period. Eligibility for an LTIP Award is limited to senior executives, including our Named Executive Officers.

The LTIP Award formula has the following components:

LTIP Target ($)	x	Percentage of MJO Attained (%)	x	Percentage of Company Financial Goals Attained (%)	=	LTIP Award ($)

The “LTIP Target” is based on market-competitive data and is set as a fixed dollar amount. Each year, the Compensation Committee sets the LTIP Target for our executives within the first 90 days of that year. The executive MJOs and Company performance goals, as well as the evaluation of “Percentage of MJO Attained” and the “Percentage of Company Financial Goals Attained” for the performance year, are the same for the MJO Bonus and the LTIP Award.

For a three-year award cycle, each eligible participant is assigned his or her LTIP Target during the first 90 days of the first year of the three-year cycle. Each participant is evaluated against the attainment of his or her individual MJOs following the end of the first year of the three-year cycle to determine the executive’s Percentage of MJO Attained. Funding of the first one-third installment of the total potential LTIP Award is contingent upon the Company’s attainment of the requisite Percentage of Company Financial Goals Attained for the first year in the award cycle. Funding of the remaining two-thirds of the LTIP Award is at the discretion of the Compensation Committee and is based on overall Company performance, as determined by the Compensation Committee, during each of those two years. If the Company attains its financial goals in the first year of the award cycle, that portion of the LTIP Award attributable to the first year is “earned” and will be paid to a participant before March 15th of the first year following the end of the three-year cycle if the participant remains employed by the Company on the date payment is made. From time-to-time, our Compensation Committee approves an “enhancement” to the LTIP Award for certain executives, which is the funding of the LTIP Award above the LTIP Target to recognize superior performance.

In 2006, the Compensation Committee modified its philosophy with respect to funding the second and third installments of the LTIP Award. Prior to 2006, funding of each one-third installment of the LTIP Award was contingent upon the Company’s attainment of financial performance goals for each of the respective three years in the award cycle. The Committee revised the LTIP Award structure to provide that only the funding for the first year of the award cycle would be contingent upon the Company meeting its financial performance goals. The second and third installments are funded at the discretion of the Committee taking into account overall Company performance; provided, that, if the first year of the award cycle is not funded, the second and third years of the award cycle will likewise not be funded.

We believe that the LTIP Award structure is effective in accomplishing the core principles of our compensation program — pay-for-performance, retention through market competitive compensation and alignment of executive and stockholder interests. We believe that linking LTIP Awards to Company performance motivates executives to deliver long-term sustained Company performance and stockholder value. We also believe that deferring the LTIP Award over a three-year period is an effective retention tool.

LTIP Awards in 2006.  In March 2006, the Company made LTIP Award payments to certain executives in consideration of 2003 performance (referred to as “2006 LTIP Awards”). Because we did not meet our financial performance goals in 2005, the final one-third of the 2006 LTIP Award was not funded; therefore, eligible participants received only two-thirds of their potential 2006 LTIP Award.

In February 2006, the Company also set the LTIP Target for LTIP Awards to be paid in 2009 in consideration of performance in 2006 (referred to as “2009 LTIP Awards”). The targeted payments for our Chief Executive Officer and our President & Chief Operating Officer were $666,815 and $300,000, respectively. The LTIP Target for our other Named Executive Officers were set at amounts ranging from $100,000 to $200,000. We exceeded our financial performance goals in 2006. As a result, the first year of the three year award cycle for the 2009 LTIP Award was funded for executives who had successfully attained their MJOs. Our Compensation Committee awarded certain of our executive officers, including Messrs. Truess and Zoretic, enhancements to the 2009 LTIP Awards. The enhancements are set forth in the Summary Compensation Table in the Bonus column on page 22. The one-third installment of the 2009 LTIP Award attributable to 2006 performance is set forth in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column on page 22.

In March 2007, the Company also made LTIP Award payments to certain executives in consideration of the LTIP Target based on 2004 performance (referred to as “2007 LTIP Award”). For the 2007 LTIP Award, each eligible participant was assigned an LTIP Target in 2004, and each participant was evaluated against those objectives in early 2005. Because the 2007 LTIP Award cycle began prior to the Committee’s change in philosophy with respect to funding the second and third installments, funding of each one-third installment of the total potential 2007 LTIP Award was contingent on our achievement of financial goals for each of the respective three years in the cycle. We met our financial goals in 2004 and 2006, but not in 2005. Accordingly, the portions of the 2007 LTIP Award attributable to 2004 and 2006 were “earned” and paid in March 2007. The one-third installment of the 2007 LTIP Award earned in 2006 is set forth in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column on page 22. As a result of not achieving our financial performance goals in 2005, no amounts will be funded for the 2008 LTIP Award (the three-year cycle beginning in 2005 and continuing through 2007).

Equity Awards Under the Bonus Plan

Equity Award Purpose.  The purpose of equity awards is to encourage our key employees to own our common stock and to provide additional long-term incentive to those executives whose contributions are essential to the growth and success of our business.

Equity Award Considerations.  Equity grants play a significant role in our compensation program. All equity grants are made pursuant to the 2005 Equity Incentive Plan (the “Equity Incentive Plan”) and are approved by the Compensation Committee. Our philosophy with respect to granting equity awards is focused on attracting, retaining and motivating executives by targeting an equity award that maintains total direct compensation at approximately market median. We grant a certain minimum value in equity awards annually to executives in order to maintain this level of compensation (referred to as “baseline equity grants”). The values of these awards are based on market-competitive compensation data. We also consider the equity ownership levels of the recipients and prior equity awards when making baseline equity grants. For certain executives, the baseline equity grants are comprised entirely of time-based vesting restricted stock grants. For other executives, the baseline equity grants are comprised of time-based vesting nonqualified stock options and time-based vesting restricted stock grants. In 2006 we modified the composition of our equity awards, beginning with the annual equity awards to be granted in March 2007, for certain other executives, including our Named Executive Officers. Awards to our Named Executive Officers beginning in 2007 will be comprised of the following: 25% of the award is time-based vesting premium nonqualified stock options (options granted with an exercise price that is 10% greater than the fair market value of our common stock on the date of grant); 50% of the award is time-based vesting nonqualified stock options; and 25% of the award is time-based vesting restricted stock grants. We use this mix of equity based awards to balance our compensation program objectives of aligning executive and stockholder interests, rewarding performance and retaining key talent.

Equity Awards in 2006.  In February 2006, we made vesting baseline option grants to our Chief Executive Officer, President & Chief Operating Officer and other Named Executive Officers as set forth in the All Other Option Awards: Number of Securities Underlying Options column of the Grants of Plan Based Awards Table on page 23. These awards were comprised of time-based vesting nonqualified stock options. We also granted time-based vesting nonqualified options to associates at the Senior Vice President level.

In February 2006, we also granted restricted stock awards for the first time. On February 14, 2006, we awarded our Chief Executive Officer and President & Chief Operating Officer, 26,082 and 23,518 shares, respectively, of performance-based restricted stock designed to reward these executives for Company EPS performance as set forth in the All Other Stock Awards: Number of Shares of Stock or Units column of the Grants of Plan Based Awards Table on page 25. We chose to make this award as an additional incentive to the executive to increase stockholder return. The restricted stock vests over a period of four years from the date of grant based upon the achievement of certain operating goals relating to the Company’s EPS, with up to 25% vesting on the first anniversary of the grant date and up to an additional 25% vesting on each of the second, third and fourth anniversaries of the grant date. The shares in each of the respective four tranches vest in full if EPS for each of the calendar years 2006-2009 equals or exceeds 115% of EPS for the preceding calendar year, as adjusted for any changes in measurement methods; provided that 50% of each tranche will vest if EPS for the year is between 113.50% and 114.24% (inclusive) of adjusted EPS for the preceding year, and 75% of each tranche will vest if EPS for the year is between 114.25% and 114.99% (inclusive) of adjusted EPS for the preceding year. On February 14, 2007, 25% of these shares vested because the Company attained its EPS target for 2006.

We also granted shares of restricted stock to associates at the Associate Vice President, Vice President and Senior Vice President levels, to our interim Chief Financial Officer, Sherri E. Lee, and to James W. Truess, who joined the Company as Executive Vice President and Chief Financial Officer in July 2006 succeeding Ms. Lee. All of these grants were time-based vesting restricted stock. Grants to Ms. Lee and Mr. Truess are set forth in the All Other Stock Awards: Number of Shares of Stock or Units column in the Grants of Plan Based Awards table on page 23. Lastly, we granted time-based vesting nonqualified stock options to Mr. Truess at commencement of his employment. This grant is set forth in the All Other Option Awards: Number of Securities Underlying Options column of the Grants of Plan Based Awards Table on page 23.

In August 2006, we adopted a philosophy regarding the issuance of equity grants in excess of the baseline equity grants discussed above. Beginning with the annual equity awards granted in March 2007, in the event that the Company exceeds the median performance of its peers and the median performance of the S&P 500 Healthcare Index with respect to certain one-and three-year financial performance metrics (assuming successful completion of the executive’s MJOs), the Compensation Committee has the discretion to issue “outperform” equity grants. Outperform equity grants are intended to provide total direct compensation to our executives above market median and up to approximately the 75th percentile of our peers. Outperform equity grants are directly linked to our performance and stockholder return versus our peers and the companies in the S&P 500 Healthcare Index. The actual value of the outperform grant is tied to the extent by which we outperform these groups. The outperform equity grants are comprised 75% of time-based vesting nonqualified stock options and 25% of time based vesting restricted stock grants.

The outperform equity grants are determined as follows:

Outperform Target Award ($)	x	Percentage of MJO Attained (%)	x	Company Performance versus Peer Performance (%)	=	Outperform Award ($)

The “Outperform Target Award” is the value of the equity award based on market-competitive compensation data. This target is set at a level intended to compensate the executive above the market median. The “Percentage of MJOs Attained” is the same as is determined for the MJO Bonus and the LTIP Award. The determination of the “Company Performance versus Peer Performance” is made by measuring the Company’s one- and three-year performance with respect to total stockholder return, revenue growth and EPS growth versus the performance of its peers. For purposes of determining the outperform equity award grants, we compare our performance versus our peer group and all of the other companies in the S&P 500 Healthcare Index. We have chosen to compare our performance versus the companies in the S&P 500 Healthcare Index because our peer group includes only eight companies and trends in our industry generally affect our performance and the performance of our peers in relatively the same manner. As a result, a comparison versus our peer group alone may not give a true indication of our performance or our creation of stockholder value. In measuring “Company Performance versus Peer Performance” we: (i) assign a one-third weight to each of total stockholder return, revenue growth and EPS growth; (ii) weight equally one-year and three-year Company and comparison group performance; and (iii) weight comparison group performance as follows, two-thirds to our peers and one-third to the companies in the S&P 500 Healthcare Index.

With the assistance of Towers Perrin, in March 2007 we determined that our financial performance and stockholder return, EPS growth and revenue growth for 2006 and for the three-year period ending in 2006 was at approximately the 70th percentile of the comparison group. In 2006, we also achieved many of our non-financial performance goals, including performance goals with respect to operational efficiency, new market expansion and membership growth. After a review of the attainment of these performance goals along with our financial performance, in March 2007 our Compensation Committee approved an aggregate outperform equity award pool equal to an amount necessary to bring total compensation for our executives, as a group, to approximately the 75th percentile of our peer group. In order to reflect individual performance, the value of actual awards to particular executives may have been greater than or less than the value necessary to bring that executive’s total compensation to the 75th percentile. As a result, based on individual performance, certain executives will be compensated above the 75th percentile, while others will be compensated below the 75th percentile for the 2006 performance year. The foregoing parameters were used for equity awards to our executives in March 2007 and will be reflected in the Company’s 2008 proxy statement.

Equity Award Granting Practices.  Historically, our Compensation Committee has granted equity awards annually (except for grants in connection with an offer of employment as described below) in connection with the Board of Directors meeting in February, which generally occurred during the week prior to our release of fourth quarter and annual earnings for the previous year. In August 2006, we changed the date on which the Committee would grant annual equity awards to occur during March of each year beginning with 2007. We made this change to allow our compensation consultants additional time to review the financial performance of other organizations for the preceding performance year and the three-year period ending with the preceding performance year in order to determine our performance versus those organizations for the purposes of awarding outperform equity grants.

The exercise price of any equity awards granted by the Committee is no less than the fair market value of our common stock as determined under the Equity Incentive Plan. As permitted by the Equity Incentive Plan, we use the closing price of our common stock on the last trading day immediately preceding the date of grant as the fair market value. From time to time, we make off-cycle equity awards in connection with the recruiting and hiring of new key employees. If the Compensation Committee approves a new hire grant prior to the candidate accepting employment, the exercise price of the award is set as the closing price of our common stock on the last trading day immediately preceding the candidate’s first day of employment. If the Compensation Committee approves a new hire grant after the candidate’s first day of employment, the exercise price of the award is the closing price on the last trading day immediately preceding the date of approval of the grant.

Equity Ownership Requirements.  In August 2006, our Compensation Committee and Board of Directors adopted stock ownership guidelines for executive officers at the Executive Vice President level and above. We believe that direct stock ownership by our executives is important to align the interests of the executive with our stockholders. The stock ownership guidelines provide that these executive officers are required to hold all non-outperform restricted stock awards for five years following the date of grant, beginning with awards made in March 2007 (less any shares of restricted stock sold by the executive or withheld by the Company to satisfy tax obligations of the executive upon vesting).

Employee Benefits and Limited Perquisites

We provide various benefits programs to all of our associates, including our executives. The following table identifies our benefit plans and those associates who may be eligible to participate:

Executive Officers
(including Named
Benefit Plan	Executive Officers)	Non-Executive Officer Employees
Medical/Dental/Vision Plans	X	X
401(K) Plan	X	X
Employee Stock Purchase Plan	X	X
Flexible Spending Accounts	X	X
Life Insurance	X	X
Voluntary Supplemental Life Insurance	X	X
Short & Long Term Disability Insurance	X	X
Paid Accumulated Leave	X	X
Non-Qualified Deferred Compensation Plan	X	Not available

In addition to the foregoing benefits, certain executives, including our Named Executive Officers, are provided term life insurance with a death benefit equal to the amount of the executive’s base salary. The value of this term life insurance benefit is imputed as income to the executive and the executive is taxed on the imputed value. The non-qualified deferred compensation plan is available to certain executives, including our Named Executive Officers. This plan allows the executives to defer receipt of and tax on up to 50% of their salary and up to 100% of their MJO Bonus. A summary of the terms of the plan, and the balances in the plan for each Named Executive Officer, is set forth on page 26 under the table entitled Nonqualified Deferred Compensation.

Excessive perquisites are generally inconsistent with our pay for performance philosophy. Accordingly, we provide limited perquisites to our executives. These perquisites include an annual medical exam to our senior executives. We also allow certain senior executives limited personal use of a corporate aircraft and we provide administrative support and financial planning services to our Chief Executive Officer. Costs associated with the personal use of the aircraft and administrative support and financial planning services are reimbursed by the executive to the Company as described below.

We own a fractional interest in a private aircraft to be used by our employees for business related travel. We allow certain executives and their guests to use the aircraft, subject to availability, for personal travel. The executives are required to reimburse us for certain costs associated with the executive’s use of the aircraft. This cost includes fuel, lease costs, pilot salaries, maintenance, crew travel, on-board catering, landing fees, ramp fees and other associated costs. On occasion, officers are also permitted to invite their spouses or other guests to accompany them on business trips when space is available. When the spouse or other guest’s travel does not meet IRS standard for “business use,” the cost of that travel is imputed as income to the executive. In 2006, only our Chief Executive Officer and our President & Chief Operating Officer used the private aircraft for personal use and they reimbursed the Company for the majority of the cost of the use of the aircraft. Amounts not reimbursed by the executive were taxable income to the executive. Unreimbursed amounts are included in the All Other Compensation column in the Summary Compensation Table on page 22.

We provide certain executive officers, including our Named Executive Officers, with an annual medical exam at the cost of approximately $3,250 per exam to the Company. We provide our Chief Executive Officer with certain administrative services and financial planning services. Our Chief Executive Officer reimburses the Company for the cost of these administrative and financial planning services.

Other Elements Affecting Total Compensation

Termination and Change in Control Payments

Historically, we have not had termination or change in control payment arrangements with our executives, except our Chief Executive Officer pursuant to his employment agreement. Based upon our review of the compensation programs of peer organizations, and after consulting with our compensation consultant, we adopted change in control payment policies that became effective for certain executive officers beginning February 12, 2007. We believe that these policies will help facilitate the recruiting and retention of executive level talent. A description of the termination and change in control payment policies is set forth beginning on page 27 under the section entitled “Termination and Change in Control Payments.”

Tax and Accounting Considerations

We take into account certain tax effects when setting compensation, specifically, Section 162(m) of the Code, which generally provides that compensation paid by a publicly held corporation to its chief executive officer and four other most highly compensated executive officers in excess of $1 million per year per executive will be deductible only if paid pursuant to qualifying performance-based compensation plans approved by stockholders of the corporation. It is our intended policy to maximize the effectiveness of our compensation programs while also taking into consideration the requirements of Section 162(m) of the Code. In that regard, we intend to maintain flexibility to take actions which we deem to be in the best interests of the Company and its stockholders. Accordingly, although we intend to preserve the deductibility of compensation to the extent consistent with our overall compensation policy, we reserve the authority to award non-deductible compensation as we deem appropriate.

We also take into account certain accounting implications when setting compensation. Specifically, in setting the amount of, and allocating between, different types of equity awards, we consider the effect of Statement of Financial Accounting Standards No. 123(R) Accounting for Share-based Payments (SFAS 123(R)) on our earnings. We seek to strike a balance between the purposes of the awards, motivation and retention, and the effect of expensing such grants as required by SFAS 123(R).

Compensation Committee Report

Management of the Company has prepared the foregoing Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K, and the Compensation Committee has reviewed and discussed it with management. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for the Company’s 2007 annual meeting of stockholders.

Members of the Compensation Committee:

Richard D. Shirk (Chairperson)
William J. McBride
Thomas E. Capps

2006 Summary Compensation Table

The table below sets forth a summary of the compensation earned in 2006 by our Principal Executive Officer (CEO) and Principal Financial Officer (CFO) and the three additional most highly compensated persons serving as executive officers at the end of the last fiscal year, together with one additional individual who served as the Principal Financial Officer during the last fiscal year (collectively, the “Named Executive Officers”).

							Change
							in Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Total
Name and Principal Position	Year	$	$(1)	$(2)	$(3)	$(4)	$	$		$

Jeffrey L. McWaters	2006	655,636	—	124,966	724,491	1,681,725	—	11,564	(5)	3,198,382
(Chief Executive Officer)
James W. Truess	2006	212,885	125,000	12,085	348,062	441,667	—	140,924	(6)	1,280,621
(Chief Financial Officer)
Sherri E. Lee	2006	364,223	—	210,642	478,132	—	—	1,062	(7)	1,054,059
(served as Chief Financial Officer)
James G. Carlson	2006	518,605	—	112,681	761,656	1,203,877	—	3,993	(8)	2,600,811
(President and Chief Operating Officer)
Richard C. Zoretic	2006	314,406	181,250	—	431,207	478,497	—	13,842	(9)	1,419,202
(EVP, Healthplan Operations and Healthcare Delivery Systems)
Steven B. Larsen	2006	273,269	—	—	349,602	366,413	—	8,663	(11)	997,947
(EVP Healthplan Operations) (10)

(1)	Bonus sets forth amounts earned as an enhancement to the LTIP Awards established in 2006 and payable in 2009 (the “2009 LTIP Awards”). These amounts were supplemental awards granted as additional performance based compensation and made as part of the 2009 LTIP Awards in recognition of 2006 performance. The enhancements are $125,000 each for Mr. Truess and Mr. Zoretic. Additionally, for Mr. Zoretic, an additional amount ($56,250) in excess of the 175% target award under the Cash Incentive Plan was awarded in 2006 as additional performance based compensation.

(2)	Amounts reflected under Stock Awards represent the expense recorded in the Company’s 2006 audited consolidated financial statements based on the fair value of restricted stock awards as of the closing market price on the day prior to the date of grant.

(3)	Amounts reflected under Option Awards represent the expense recorded in the Company’s 2006 audited consolidated financial statements based on the fair value of stock option awards using the Black-Scholes-Merton option pricing model. The assumptions used in this model are detailed in Footnote 8 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on February 27, 2007.

(4)	Non-equity incentive plan compensation sets forth the MJO Bonus earned under the Cash Incentive Plan, the first one-third installment of the 2009 LTIP Awards (whose payment is conditioned on continued employment), and the one-third installment of the LTIP Awards earned in 2006 for the LTIP established in 2004 and paid in March 2007 (the “2007 LTIP Awards”). For the MJO Bonus, these amounts are $1,311,272 for Mr. McWaters, $375,000 for Mr. Truess, $1,037,210 for Mr. Carlson, $393,750 for Mr. Zoretic and $315,000 for Mr. Larsen. For the one-third installment of the 2009 LTIP Awards, these deferred amounts are $222,272 for Mr. McWaters, $66,667 for Mr. Truess, $100,000 for Mr. Carlson, $66,667 for Mr. Zoretic and $33,333 for Mr. Larsen. Upon his resignation from the Company on March 6, 2007, Mr. Larsen ceased to qualify for any payments under the 2009 LTIP Award. For the 2007 LTIP Awards, these deferred amounts are $148,181 for Mr. McWaters, $66,667 for Mr. Carlson, and $18,080 each for Mr. Zoretic and Mr. Larsen.

(5)	Other compensation for Mr. McWaters is for the following: corporate matching funds for the Company’s 401(k) retirement plan of $1,750; life insurance premiums of $2,928; payment of taxes of $674; executive health screening for $3,250; and use of the Company’s flight services for $2,962.

(6)	Other compensation for Mr. Truess is for the following: $105,981 for relocation and $34,943 for payment of taxes in connection with relocation.

(7)	Other compensation for Ms. Lee is for payment of COBRA benefits.

(8)	Other compensation for Mr. Carlson is for the following: corporate matching funds for the Company’s 401(k) retirement plan of $1,750; life insurance premiums of $1,893; and use of the Company’s flight services for $350.

(9)	Other compensation for Mr. Zoretic is for the following: corporate matching funds for the Company’s 401(k) retirement plan of $1,750; executive health screening for $3,250; and $8,842 for payment of taxes in connection with relocation.

(10)	Mr. Larsen resigned from the Company effective March 6, 2007.

(11)	Other compensation for Mr. Larsen is for payment of paid accumulated leave in connection with his resignation.

2006 Grants of Plan Based Awards

										All Other
									All Other	Option
									Stock	Awards:		Closing	Grant Date
			Estimated Future						Awards:	Number of	Exercise or	Market	Fair Value
			Payouts under			Estimated Future Payouts			Number of	Securities	Base Price	Price on	of Stock and
			Non-Equity Incentive Plan Awards			Under Equity Incentive Plan Awards			Shares of	Underlying	of Option	Date of	Option
		Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Options	Awards*	Grant	Awards
Name		Date	($)	($)	($)	(#)	(#)	(#)	Units(#)	(#)	($)	($)	($)

Jeffrey L. McWaters	(1)(2)(3)	2/14/2006	222,272	666,815	666,815	—	—	—	—	163,354	22.75	23.11	1,793,627
		2/14/2006	—	—	—	—	—	—	26,082	—	—	23.11	593,366
	(4)	2/14/2006	920,000	1,150,000	2,012,500	—	—	—	—	—	—	—	—
James W. Truess	(1)(2)(3)	7/5/2006	66,667	200,000	200,000	—	—	—	—	200,000	31.32	30.67	2,830,000
		11/8/2006	—	—	—	—	—	—	10,000	—	—	32.23	327,500
	(4)	7/5/2006	200,000	250,000	437,500	—	—	—	—	—	—	—	—
Sherri E. Lee		2/14/2006	—	—	—	—	—	—	—	25,000	22.75	23.11	208,500
		2/14/2006	—	—	—	—	—	—	9,259	—	—	23.11	210,642
	(4)	1/1/2006	240,000	300,000	525,000	—	—	—	—	—	—	—	—
James G. Carlson	(1)(2)(3)	2/14/2006	100,000	300,000	300,000	—	—	—	—	49,099	22.75	23.11	489,026
		2/14/2006	—	—	—	—	—	—	23,518	—	—	23.11	535,035
	(4)	2/14/2006	726,047	907,559	1,588,228	—	—	—	—	—	—	—	—
Richard C. Zoretic	(1)(2)(3)	2/14/2006	66,667	200,000	200,000	—	—	—	—	39,459	22.75	23.11	393,012
	(4)	2/14/2006	180,000	225,000	393,750	—	—	—	—	—	—	—	—
Steven B. Larsen	(1)	2/14/2006	80,000	100,000	175,000	—	—	—	—	—	—	—	—
		2/14/2006	—	—	—	—	—	—	—	50,000	22.75	23.11	498,000
	(4)	2/14/2006	144,000	180,000	315,000	—	—	—	—	—	—	—	—

(1)	As more fully described above, as part of the 2009 LTIP Awards, each eligible participant was assigned an LTIP Target based upon achievement of individual MJOs during 2006, and each participant was evaluated against these objectives in March 2007. Funding of the first one-third installment of the total potential 2009 LTIP Award was contingent on our attainment of financial performance goals in 2006. As the Company attained its financial goals in 2006, this amount has been earned and is included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table and will be paid in 2009 to participants if the participant remains employed with the Company on the date payable in 2009. Upon his resignation from the Company on March 6, 2007, Mr. Larsen ceased to qualify for any payments under the 2009 LTIP Award. Funding of the remaining two-thirds of the 2009 LTIP Award is at the discretion of the Compensation Committee and will be based on our overall performance as determined by the Compensation Committee.

(2)	The threshold represents the amount payable if the Company meets its financial goals in the first year of the three-year award cycle. As the Company attained its financial goals in 2006, this amount has been earned and is included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table and will be paid in 2009 to participants if the participant remains employed with the Company on the date payable in 2009.

(3)	The target and maximum represents the amount payable if the Compensation Committee approves additional funding for both of the remaining two years of the three-year award cycle.

(4)	Amounts represent awards under the Cash Incentive Plan for MJO Bonuses. The threshold represents the amount payable if the individual achieves 80% of his MJO performance goals and the Company attains its financial goals. The target represents the MJO Annual Target set by the Compensation Committee for the executive and is payable if the executive attains 100% of his MJO performance goals and the Company attains its financial goals. The maximum represents 175% of the target and is payable if the executive attains 100% of his MJO goals and the Company outperforms its financial goals by a specified level.

(*)	Equals the closing price on the day prior to the date of grant.

Outstanding Equity Awards at Fiscal 2006 Year-End

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
			Equity					Incentive	Awards:
			Incentive					Plan	Market or
			Plan					Awards:	Payout
			Awards:				Market	Number of	Value of
	Number of	Number of	Number of			Number	Value	Unearned	Unearned
	Securities	Securities	Securities			of Shares	of Shares	Shares,	Shares,
	Underlying	Underlying	Underlying			or Units of	or Units of	Units or	Units or
	Unexercised	Unexercised	Unexercised	Option		Stock that	Stock that	other Rights	Other Rights
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	That Have	That Have
	(Excercisable)	(Unexcercisable)	Options	Price	Expiration	Vested	Vested	Not Vested	Not Vested
Name	#	#	#	$	Date	#	$	#	$

Jeffrey L. McWaters (1)	47,666	—	—	7.50	7/10/2010	—	—	—	—
	5,000	—	—	7.50	2/15/2011	—	—	—	—
	200,000	—	—	10.63	2/7/2012	—	—	—	—
	200,000	—	—	13.39	2/10/2013	—	—	—	—
	187,500	12,500	—	18.54	2/11/2014	—	—	—	—
	225,000	—	—	41.60	2/9/2015	—	—	—	—
	40,838	122,516	—	22.75	2/14/2013	—	—	—	—
	—	—	—	—	n/a	—	—	26,082	936,083
James W. Truess (2)	—	200,000	—	31.32	7/5/2013	—	—	—	—
	—	—	—	—	n/a	10,000	358,900	—	—
Sherri E. Lee	—	—	—	—	n/a	—	—	—	—
James G. Carlson (3)	600,000	—	—	15.63	5/13/2013	—	—	—	—
	93,750	6,250	—	18.54	2/11/2014	—	—	—	—
	140,000	—	—	41.60	2/9/2015	—	—	—	—
	12,274	36,825	—	22.75	2/14/2013	—	—	—	—
	—	—	—	—	n/a	—	—	23,518	844,061
Richard C. Zoretic (4)	81,250	18,750	—	22.68	9/22/2013	—	—	—	—
	36,250	3,750	—	18.54	2/11/2014	—	—	—	—
	40,000	—	—	41.60	2/9/2015	—	—	—	—
	9,864	29,595	—	22.75	2/14/2013	—	—	—	—

	Option Awards					Stock Awards
Equity
Incentive
								Equity	Plan
			Equity					Incentive	Awards:
			Incentive					Plan	Market or
			Plan					Awards:	Payout
			Awards:				Market	Number of	Value of
	Number of	Number of	Number of			Number	Value	Unearned	Unearned
	Securities	Securities	Securities			of Shares	of Shares	Shares,	Shares,
	Underlying	Underlying	Underlying			or Units of	or Units of	Units or	Units or
	Unexercised	Unexercised	Unexercised	Option		Stock that	Stock that	other Rights	Other Rights
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	That Have	That Have
	(Excercisable)	(Unexcercisable)	Options	Price	Expiration	Vested	Vested	Not Vested	Not Vested
Name	#	#	#	$	Date	#	$	#	$

Steven B. Larsen(5)	13,500	4,500	—	22.93	8/11/2014	—	—	—	—
	14,540	—	—	41.60	2/9/2015	—	—	—	—
	18,750	31,250	—	38.69	5/11/2015	—	—	—	—
	12,500	37,500	—	22.75	2/14/2013	—	—	—	—

(1)	Mr. McWaters’ options granted February 11, 2004 and expiring February 11, 2014, vest at a rate of 25% on the date of grant; 6.25% on April 1, 2004 and 6.25% quarterly thereafter. They were fully vested on January 1, 2007. Mr. McWaters’ options granted February 14, 2006 and expiring February 14, 2013, vest at a rate of 6.25% on March 31, 2006 and 6.25% quarterly thereafter. They will be fully vested on December 31, 2009. Mr. McWaters’ restricted stock awards granted February 14, 2006 vest annually at a rate of 25% per year based on performance parameters as detailed under Equity Awards in 2006 on page 18.

(2)	Mr. Truess’ options granted July 5, 2006 and expiring July 5, 2013, vest at a rate of 25% at the grant date anniversary and 6.25% quarterly thereafter and will be fully vested July 5, 2010. Mr. Truess’ restricted stock awards granted November 8, 2006 vest at a rate of 25% at the grant date anniversary and 25% annually thereafter and will be fully vested November 8, 2010.

(3)	Mr. Carlson’s options granted February 11, 2004 and expiring February 11, 2014, vest at a rate of 25% on the date of grant; 6.25% on April 1, 2004 and 6.25% quarterly thereafter. They were fully vested on January 1, 2007. Mr. Carlson’s options granted February 14, 2006 and expiring February 14, 2013, vest at a rate of 6.25% on March 31, 2006 and 6.25% quarterly thereafter. They will be fully vested on December 31, 2009. Mr. Carlson’s restricted stock awards granted February 14, 2006 vest annually at a rate of 25% per year based on performance parameters as detailed under Equity Awards in 2006 on page 18.

(4)	Mr. Zoretic’s options granted September 22, 2003 and expiring September 22, 2013, vest at a rate of 25% at the grant date anniversary and 6.25% quarterly thereafter and will be fully vested on September 22, 2007. Mr. Zoretic’s options granted February 11, 2004 and expiring February 11, 2014, vest at a rate of 25% on the date of grant; 6.25% on April 1, 2004 and 6.25% quarterly thereafter. They were fully vested on January 1, 2007. Mr. Zoretic’s options granted February 14, 2006 and expiring February 14, 2013, vest at a rate of 6.25% on March 31, 2006 and 6.25% quarterly thereafter. They will be fully vested on December 31, 2009.

(5)	Mr. Larsen’s options granted August 11, 2004 and expiring August 11, 2014, vest at a rate of 33% at the grant date anniversary and 8.3% quarterly thereafter. Mr. Larsen’s options granted May 11, 2005 and expiring May 11, 2015, vest at a rate of 25% at the grant date anniversary and 6.25% quarterly thereafter. Mr. Larsen’s options granted February 14, 2006 and expiring February 14, 2013 , vest at a rate of 6.25% on March 31, 2006 and 6.25% quarterly thereafter. Mr. Larsen’s employment terminated March 6, 2007, and therefore vesting ceased on March 6, 2007.

2006 Option Exercises & Stock Vested

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	#	$	#	$

Jeffrey L. McWaters	66,000	1,453,200	—	—
James W. Truess	—	—	—	—
Sherri E. Lee	60,200	949,633	9,259	289,992
James G. Carlson	—	—	—	—
Richard C. Zoretic	20,000	298,200	—	—
Steven B. Larsen	—	—	—	—

2006 Nonqualified Deferred Compensation

	Executive	Registrant		Aggregate
	Contributions	Contributions	Aggregate Earnings	Withdrawals/	Aggregate Balance
	in Last FY	in Last FY	in Last FY	Distributions	at Last FYE
Name	$	$	$	$	$

Jeffrey L. McWaters	—	—	50,040	—	572,265
James W. Truess	—	—	—	—	—
Sherri E. Lee	—	—	—	—	—
James G. Carlson	—	—	10,668	—	101,842
Richard C. Zoretic	—	—	—	—	—
Steven B. Larsen	—	—	—	—	—

We do not maintain a defined benefit pension plan. We do maintain a non-qualified deferred compensation plan that allows certain executives (including our Named Executive Officers) to defer, on a tax-deferred basis, receipt of certain salary and bonus payments. We currently maintain two deferred compensation plans, a plan adopted in 2002 (the “2002 Deferred Comp Plan”) and a plan adopted in 2005 (the “2005 Deferred Comp Plan”). We adopted the 2005 Deferred Comp Plan in order to comply with Section 409A of the Code and applicable regulations. As of January 1, 2005, contributions to the 2002 Deferred Comp Plan were frozen and any contributions subsequent to that date by executives are to be made to the 2005 Deferred Comp Plan. In the past, Mr. McWaters and Mr. Carlson have elected to defer compensation under both plans and currently have balances under both plans. The terms of the 2005 Deferred Comp Plan and 2002 Deferred Comp Plan are materially similar, except as noted below.

The 2005 Deferred Comp Plan allows executives to defer up to 50% of their base salary and 100% of their MJO Bonus. An executive may not defer any portion of his or her LTIP Award. The minimum annual deferral is $2,500 and the executive elects the amount of the deferral contribution on an annual basis. This election must be made at least six months prior to the beginning of the applicable year. The amount deferred is indexed to certain approved investment funds. We do not match any portion of the executive’s deferral contribution.

Under the terms of the 2005 Deferred Comp Plan, an executive elects the deferred compensation distribution terms at the time the executive makes the initial election to make a deferral contribution. The minimum deferral period is five years. The executive may elect that distributions be made upon retirement in a lump sum or ratably over a five, ten or fifteen year period. Retirement eligibility is determined by a committee comprised of Company executives that administers the deferred compensation plans. The executive may change his or her distribution election at any time prior to one year preceding the executive’s retirement, but the executive cannot accelerate distribution. In the event that the executive’s employment terminates prior to retirement, the executive’s balance in the plan is distributed in accordance with the terms of the plan, but in no event earlier than six months following the date of termination. A plan participant may request a hardship withdrawal of his or her deferral contributions. This request is granted solely at the discretion of the committee that administers the plan. The 2002 Deferred Comp Plan allows participants to make an early withdraw of deferred compensation, subject to a 10% early withdrawal penalty. The 2005 Deferred Comp Plan does not have this feature.

Termination and Change in Control Payments

Historically, we have not had termination or change in control payment arrangements with our executives, except our Chief Executive Officer pursuant to his employment agreement. Based upon our review of the compensation programs of peer organizations, and after consulting with our compensation consultant, we adopted change in control payment policies that became effective for certain employees beginning February 12, 2007.

The purposes of our change in control policy (the “CIC Policy”) are (i) to reinforce and encourage the continued attention and dedication of our management team to their assigned duties without the distraction arising from the possibility of a change in control transaction involving the Company; (ii) to enable and encourage our management team to focus their attention on obtaining the best possible transaction for our stockholders and to make an independent evaluation of all possible transactions, without being diverted by their personal concerns regarding the possible impact of various transactions on the security of their jobs and benefits; and (iii) to provide severance benefits to certain employees who incur a termination of employment within a certain period following a change in control.

Our CIC Policy generally provides for a lump-sum severance payment (“CIC Severance Payments”) to eligible employees if there occurs (i) a change in control of the Company, and (ii) within two years following such change in control, either (A) involuntary termination of the employee’s employment without cause or (B) voluntary termination of the employee’s employment if there has been a material adverse change in the employee’s employment, including required relocation of 50 miles or more from the employee’s work location, a reduction in the duties and scope of responsibilities of the employee, or a reduction in the employee’s target compensation of 10% or more from that in effect immediately preceding the change in control.

The CIC Severance Payment is equal to the product of (i) the sum of the employee’s annual base salary and the employee’s target annual bonus for the year in which the change in control occurs, multiplied by (ii) a multiple, selected by our Compensation Committee and ranging from 1 to 3. For the purposes of calculating such payment, the Committee has set the following multiples: 3x for the Chairman and Chief Executive Officer, 2x for executive committee members (which includes, among others, our Executive Vice Presidents), and 1x for the Company’s Health Plan Chief Executive Officers.

Our CIC Policy also provides that, upon a change of control, eligible employees will receive (i) a lump sum payment equal to the participant’s cash target for any LTIP Awards that have been established for such employee for a performance year that has been completed as of the date of the change in control and (ii) any unpaid but earned annual MJO Bonus plus any pro-rated annual MJO Bonus for the year in which the change in control occurs.

Under our CIC Policy, if an executive’s payment upon a change in control is an excess parachute payment within the meaning of the Section 280G of the Code and the payment exceeds the threshold that would make such payment an excess parachute payment by at least 20%, then the Company shall pay the executive an additional cash payment (the “Gross-Up Payment”) in an amount such that after payment by the executive of all taxes, the executive will retain an amount equal to the excise tax imposed upon the change in control payment and the Gross-Up Payment. In the event that the change in control payment exceeds the threshold by less than 20%, then the change in control payment will be reduced so that such payment will not be considered an excess parachute payment.

For purposes of the CIC Policy, a “change in control” occurs (i) when any person or group, as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes, directly or indirectly, the beneficial owner of 25% or more of the combined voting power of the then outstanding voting securities of the Company, (ii) when the directors who were directors prior to February 12, 2007 (“Continuing Directors”) or whose nomination or election was recommended or approved by at least two-thirds of the Continuing Directors cease to constitute a majority of the Company’s Board of Directors, (iii) upon the consummation of a merger or consolidation (each, a “Business Combination”) other than a Business Combination (A) where the Continuing Directors continue to constitute a majority of the directors of the Company or the surviving entity or (B)  implement a recapitalization of the Company where no person or group, becomes, directly or indirectly, the beneficial owner of 25% or more of the combined voting power of the then outstanding voting securities of the Company, (iv) when the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of its assets to an entity where the Continuing Directors do not constitute a majority of the directors, or (v) there occurs a change in ownership of the Company, a change in effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets as determined under Section 409A(a)(2)(A)(v) of the Code.

Our CIC Policy is comprised of both double-trigger and single-trigger elements. The CIC Severance Payments are awards payable upon the occurrence of a double-trigger (a change in control and employment termination within two years of the change in control). Under our CIC Policy, payments of target LTIP Awards and earned but unpaid MJO Bonuses are single trigger (only a qualifying change of control needs to occur). Equity awards to certain executives, including our Named Executive Officers, are single-trigger and vest upon a change of control. For certain other executives, equity awards are double-trigger and vest upon a change in control and subsequent employment termination.

Our Chief Executive Officer’s employment agreement contains the change of control severance payment provisions described under “Other Executive Agreements and Arrangements” below. These provisions differ from our recently adopted CIC Policy. Our CIC Policy is subordinated to any employment agreement that provides for severance benefits in existence between any executive and the Company. Our CIC Policy further provides that any benefits under any such employment agreement will be paid prior to any payments under our CIC Policy (and payments under our CIC Policy will be reduced by any amounts paid under any such employment agreement).

As of the date of this proxy statement, we are currently working with our Chief Executive Officer to amend his employment agreement to, among other things, provide for change in control severance payments consistent with our recently adopted CIC policy and conform the employment agreement to the requirements of Section 409A of the Code. We expect to finalize this agreement in 2007.

Assuming that our CIC Policy was in effect on December 31, 2006, the Named Executive Officers would have been entitled to the amounts set forth in the following table had a change in control occurred on December 31, 2006.

Change in Control Awards

							Base	Target
			2007	2009		Accelerated	Salary	Bonus	Interrupted
		2006	LTIP	LTIP	Accelerated	Vesting of	times	times	Performance		Total
	2006	Target	Award	Award	Vesting of	Restricted	CIC	CIC	Cycle		Change in
	Base	MJO	(Years 1	(Years 1,	Options	Stock	Multiple	Multiple	Bonus	280(g)	Control
Name	Salary	Bonus	& 3)	2 & 3)	(1)	(2)	(3)	(3)	(4)	Gross-Up	Award

Jeffrey L. McWaters(5)	$655,636	$1,150,000	$404,440	$666,815	$1,826,735	$936,083	$1,966,908	$3,450,000	$1,150,000	$—	$10,400,981
James W. Truess	450,000	250,000	—	200,000	914,000	358,900	900,000	500,000	$250,000	$859,379	$3,982,279
James G. Carlson	518,605	907,559	183,334	300,000	592,318	844,061	1,037,210	1,815,118	$907,559	$1,948,951	$7,628,550
Richard C. Zoretic	316,891	225,000	72,080	200,000	701,628	—	633,782	450,000	$225,000	$660,453	$2,942,943
Steven B. Larsen	280,000	180,000	51,160	100,000	551,070	—	560,000	360,000	$180,000	$567,806	$2,370,036

(1)	Number of unvested options multiplied by the difference between the closing stock price on December 29, 2006 of $35.89 and the applicable strike price of the option. No value is assigned to option grants whose strike price is in excess of the market price at December 31, 2006.

(2)	Number of unvested performance based restricted stock multiplied by the closing stock price on December 29, 2006 of $35.89.

(3)	The following multiples apply: 3x for Mr. McWaters and 2x for Messrs. Truess, Carlson, Zoretic and Larsen.

(4)	Earned but unpaid MJO Bonus for the 2006 performance year as of December 31, 2006.

(5)	Pursuant to the terms of his employment agreement with the Company, Mr. McWaters would also have been entitled to the benefits set forth under the “Health Care and Other Insurance Benefits” and “Office and Secretarial Support” columns of the Severance Termination Payments table on page 29.

Involuntary Termination

Severance payments for our Chief Executive Officer in the case of involuntary termination are controlled by his employment agreement with the Company, and described under “Other Executive Agreements and Arrangements” below. For other employees, we handle severance payments in the event of involuntary termination on a case-by-case basis, taking into account all relevant factors, including the reason for termination. In the event our Chief Executive Officer’s employment had been terminated by the Company other then for cause, or by our Chief Executive Officer for “Changed Circumstances” as defined below, as of December 31, 2006, he would have been entitled to the following benefits under his employment agreement:

Severance Termination Payments

			Health Care
		Two Times	and Other	Office and
		Highest Bonus	Insurance	Secretarial
	Two Times	during previous	Benefits	Support	Severance
Name	Base Salary	Three Years	(1)	(1)	Award

Jeffrey L. McWaters	$1,311,272	$2,200,000	$36,000	$45,000	$3,592,272

(1)	Estimated cost of these benefits.

Other Executive Agreements and Arrangements

Employment Agreement with Jeffrey L. McWaters

We have a written employment agreement with our Chief Executive Officer, Jeffrey L. McWaters, dated October 2, 2000 (the “Employment Agreement”), which relates primarily to termination and change in control provisions and provides the following:

•	Mr. McWaters may terminate his employment on 30 days’ written notice to us, and if termination is at his option (except for “Changed Circumstances” as described below), he is not entitled to severance benefits.

•	The Company may terminate Mr. McWaters for cause upon 30 days’ written notice, in which event Mr. McWaters would not be entitled to severance benefits.

•	If the Company terminates Mr. McWaters without cause or if Mr. McWaters terminates his employment for Changed Circumstances, Mr. McWaters would be entitled to (i) 24 months of severance payments based on his then current base salary, (ii) a lump sum payment equal to two times the average annual bonus paid to him for the immediately preceding three years, and (iii) medical and other health insurance benefits for 24 months. “Changed Circumstances” for purposes of the Employment Agreement means a significant reduction in Mr. McWaters’ responsibilities, including without limitation, the hiring of another executive to whom Mr. McWaters is required to report. Mr. McWaters is also entitled to office space and secretarial support for a period of six months following termination.

If Mr. McWaters terminates his employment for Changed Circumstances after a change in control, or if the Company terminates his employment without cause during the 16-month period beginning four months before a change in control, Mr. McWaters would be entitled to be paid an amount equal to (i) two times his then current gross annual base salary, plus (ii) two times the average annual bonus paid to him for the immediately preceding three years, reduced as necessary to avoid characterization as an “excess parachute payment” within the meaning of Section 280G of the Code. Payment would be made either in a lump sum or in up to 24 monthly installments. In addition, Mr. McWaters would be entitled to continue medical and other health insurance benefits for so long as any installment payments are being made.

Change in control for these purposes includes: (1) the acquisition by a person or group of 20% or more of the voting power of our outstanding securities, (2) either a majority of the Directors nominated at an annual meeting of stockholders being nominated by other than “incumbent Directors” (i.e., the Directors on October 2, 2000 and any Directors subsequently nominated by at least 2/3 of the then incumbent Directors) or the incumbent Directors ceasing to constitute a majority of the Directors, (3) stockholder approval of (A) a merger or other business combination where our outstanding stock immediately prior to such transaction does not continue to represent more than 50% of the surviving entity, (B) a complete liquidation of the Company, or (C) a sale of substantially all of the Company’s assets, or (4) any other event that the Board of Directors determines to affect the control of the Company.

As of the date of this proxy statement, we are currently working with our Chief Executive Officer to amend the Employment Agreement to, among other things, provide for change in control severance payments consistent with our recently adopted CIC policy and conform the Employment Agreement to the requirements of Section 409A of the Code. We expect to finalize this agreement in 2007.

Separation Agreement with Steven B. Larsen

On February 16, 2007, we announced that Steven B. Larsen, Executive Vice President, Health Plan Operations, would resign his position with the Company to accept appointment as the Chairman of the Maryland Public Service Commission. In connection with Mr. Larsen’s resignation, the Company and Mr. Larsen entered into a Separation and Release of Claims Agreement pursuant to which the Company agreed to pay Mr. Larsen his MJO Bonus for 2006 and the balance of his paid accumulated leave (in an amount of $8,663) in consideration of Mr. Larsen’s agreement, among other things, to release all claims against the Company and not to reveal proprietary or confidential information concerning the business or affairs of the Company.

Compensation of Directors

Directors who are officers or employees of the Company receive no compensation for service as a member of the Board of Directors. Directors who are not officers or employees of the Company (“Non-management Directors”) receive the compensation described below.

Cash Compensation.  A quarterly retainer of $8,750, payable in arrears, and an attendance fee of $2,500 for each Board of Directors meeting attended in person and $1,000 for participating by conference call in a Board of Directors meeting. The Audit Committee Chairperson and the Compensation Committee Chairperson receive an additional retainer of $10,000, payable $2,500 per quarter, in arrears, and the Nominating and Corporate Governance Committee Chairperson receives an additional retainer of $8,000, payable $2,000 per quarter, in arrears. Non-management Directors receive an attendance fee of $1,500 for each Committee meeting attended in person and $1,000 for participating by conference call in a Committee meeting. Non-management Directors are also reimbursed for their reasonable expenses incurred in connection with their service.

Equity Compensation.  An annual equity grant with a value of approximately $170,000, based upon the Black-Scholes-Merton methodology, comprised of nonqualified stock options and shares of restricted stock. The date of grant of the award is the day of the annual meeting of stockholders. The grants of both the nonqualified stock options and shares of restricted stock will vest in full on the first anniversary of the date of grant. The nonqualified option grants have an exercise price equal to the closing price of the Company’s common stock on the last trading day immediately preceding the date of grant. On May 10, 2006, our Non-management Directors received equity grants with a value of approximately $170,000, based upon the Black-Scholes-Merton methodology, comprised of nonqualified stock options to purchase 6,441 shares of the Company’s common stock and 3,085 shares of restricted stock. The exercise price of the stock options is $27.55, which is equal to the closing price of the Company’s common stock on May 9, 2006, the last trading day immediately preceding the date of grant. The nonqualified stock options and shares of restricted stock vest in full on May 10, 2007. The stock options expire seven years from the date of grant.

On May 10, 2006, Mr. Capps and Ms. James also received an additional one-time grant of restricted stock having a value equivalent to a grant of nonqualified options covering 10,000 and 20,000 shares respectively, as determined using the Black-Scholes-Merton methodology. Based upon the closing price of the Company’s common stock on May 9, 2006, this translated into a grant of 4,790 shares of restricted stock to Mr. Capps and 9,580 shares of restricted stock to Ms. James. The restricted stock vests in full on May 10, 2007. The grants of restricted stock were made as a transition out of the Company’s commitment to Mr. Capps and Ms. James to award them a grant of 26,000 nonqualified stock options each year for the first three years of their service as a Director.

Non-management Director compensation for 2006 is set forth in the following table.

2006 Compensation of Directors

					Change in
					Pension
				Non-Equity	Value and
				Incentive	Nonqualified
	Fees Earned	Stock	Option	Plan	Deferred	All Other
	or Paid Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	$	$(1)	$(2)	$	$	$	$

Thomas E. Capps (3)	58,000	139,899	179,312	—	—	—	377,211
Jeffrey B. Child (4)	64,500	54,797	217,718	—	—	—	337,015
Kay Coles James (5)	51,500	225,001	179,312	—	—	—	455,813
William J. McBride (6)	74,500	54,797	188,884	—	—	—	318,181
Uwe E. Reinhardt, Ph.D. (7)	65,000	54,797	128,631	—	—	—	248,428
Richard D. Shirk (8)	73,500	54,797	179,312	—	—	—	307,609

(1)	Amounts reflected under Stock Awards represent the expense recorded in the Company’s 2006 audited consolidated financial statements based on the fair value of restricted stock awards as of the closing market on price the day prior to the date of grant.

(2)	Amounts reflected under Option Awards represent the expense recorded in the Company’s 2006 audited consolidated financial statements based on the fair value of stock option awards using the Black-Scholes-Merton option pricing model. The assumptions used in this model are detailed in Note 8 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on February 27, 2007.

(3)	Mr. Capps has 26,000 vested options outstanding with an exercise price of $19.96 and an expiration date of May 11, 2014 and 26,000 vested options with an exercise price of $38.69 and an expiration date of May 11, 2015. Mr. Capps has 6,441 unvested options outstanding with an exercise price of $27.55 and an expiration date of May 10, 2013 that will vest in full on May 10, 2007. Mr. Capps has 7,875 unvested shares of restricted stock that will fully vest on May 10, 2007. The total grant date fair value of options granted in 2006 using the Black-Scholes-Merton option pricing model was $73,750 and the total value of restricted stock granted in 2006 was $216,956.

(4)	Mr. Child has 80,000 vested options outstanding with an exercise price of $20.49 and an expiration date of November 5, 2013. Mr. Child has 6,441 unvested options outstanding with an exercise price of $27.55 and an expiration date of May 10, 2013 that will vest in full on May 10, 2007. Mr. Child has 3,085 unvested shares of restricted stock that will fully vest on May 10, 2007. The total grant date fair value of options granted in 2006 using the Black-Scholes-Merton option pricing model was $73,750 and the total value of restricted stock granted in 2006 was $84,992.

(5)	Ms. James has 26,000 vested options outstanding with an exercise price of $38.69 and an expiration date of May 11, 2015. Ms. James has 6,441 unvested options outstanding with an exercise price of $27.55 and an expiration date of May 10, 2013 that will vest in full on May 10, 2007. Ms. James has 12,665 unvested shares of restricted stock that will fully vest on May 10, 2007. The total grant date fair value of options granted in 2006 using the Black-Scholes-Merton option pricing model was $73,750 and the total value of restricted stock granted in 2006 was $348,921.

(6)	Mr. McBride has 25,000 vested options outstanding with an exercise price of $7.50 and an expiration date of February 11, 2015 and 80,000 vested options outstanding with an exercise price of $21.25 and an expiration date of July 30, 2013. Mr. McBride has 6,441 unvested options outstanding with an exercise price of $27.55 and an expiration date of May 10, 2013 that will vest in full on May 10, 2007. Mr. McBride has 3,085 unvested shares of restricted stock that will fully vest on May 10, 2007. The total grant date fair value of options granted in 2006 using the Black-Scholes-Merton option pricing model was $73,750 and the total value of restricted stock granted in 2006 was $84,992.

(7)	Dr. Reinhardt has 80,000 vested options outstanding with an exercise price of $10.63 and an expiration date of May 7, 2012; 26,000 vested options with an exercise price of $19.96 and an expiration date of May 11, 2014 and 16,000 vested options with an exercise price of $38.69 and an expiration date of May 11, 2015. Dr. Reinhardt has 6,441 unvested options outstanding with an exercise price of $27.55 and an expiration date of May 10, 2013 that will vest in full on May 10, 2007. Dr. Reinhardt has 3,085 unvested shares of restricted stock that will vest in full on May 10, 2007. The total grant date fair value of options granted in 2006 using the Black-Scholes-Merton option pricing model was $73,750 and the total value of restricted stock granted in 2006 was $84,992.

(8)	Mr. Shirk has 80,000 vested options outstanding with an exercise price of $12.46 and an expiration date of August 7, 2012 and 26,000 vested options outstanding with an exercise price of $38.69 and an expiration date of May 11, 2015. Mr. Shirk has 6,441 unvested options outstanding with an exercise price of $27.55 and an expiration date of May 10, 2013 that will vest in full on May 10, 2007. Mr. Shirk has 3,085 unvested shares of restricted stock that will fully vest on May 10, 2007. The total grant date fair value of options granted in 2006 using the Black-Scholes-Merton option pricing model was $73,750 and the total value of restricted stock granted in 2006 was $84,992.

Certain Relationships and Related Transactions

Review and Approval of Related Person Transactions.

We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s proxy statement. In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

Indemnification Agreements

The Company has entered into an indemnification agreement with each of its executive officers and Directors. The indemnification agreement provides that the Director or officer will be indemnified to the fullest extent permitted by law for claims arising in such person’s capacity as a Director or executive officer. The agreement further provides that in the event of a change of control of the Company, the Company would seek legal advice from an approved special independent counsel selected by the officer or Director, who has not performed services for either party for five years, to determine the extent to which the executive officer or Director would be entitled to an indemnity under applicable law. Also, in the event of a change of control or a potential change of control, the Company would, at the executive officer’s or Director’s request, establish a trust in an amount equal to all reasonable expenses anticipated in connection with investigating, preparing for and defending any claim. The Company believes that these agreements are necessary to attract and retain skilled management with experience relevant to our industry.

PROPOSAL #2:

APPROVAL OF AMERIGROUP CORPORATION 2007 CASH INCENTIVE PLAN

The Board of Directors has adopted the AMERIGROUP Corporation 2007 Cash Incentive Plan (the “2007 Cash Incentive Plan”), subject to approval by stockholders, and recommends it for stockholder approval at the forthcoming Annual Meeting. The Board of Directors believes it to be in the best interest of the Company to adopt the 2007 Cash Incentive Plan to promote our long-term growth and profitability by providing management personnel with incentives to improve stockholder value.

The 2007 Cash Incentive Plan is designed to provide “performance-based” compensation under Section 162(m) of the Code. Under Section 162(m) of the Code, the Company generally is not eligible for a federal income tax deduction for compensation paid to the Company’s Chief Executive Officer or any of the four other most highly compensated executive officers to the extent that they receive compensation of more than $1 million in any year. However, compensation that is “performance-based” within the meaning of Section 162(m) of the Code is not subject to these deduction limits. To be performance-based, among other requirements, the compensation must be paid only upon the attainment of certain performance goals that have been approved by our stockholders. Those goals are described below.

Vote Required

The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required for approval of the 2007 Cash Incentive Plan.

The Board of Directors unanimously recommends that you vote FOR approval of the adoption of the Cash Incentive Plan.

Cash Incentive Plan Description

The following is a brief description of the principal features of the 2007 Cash Incentive Plan. It does not purport to be complete and is qualified in its entirety by the full text of the 2007 Cash Incentive Plan, which is attached hereto as Exhibit B.

Administration.  The 2007 Cash Incentive Plan will be administered by the 2007 Compensation Committee, which shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Cash Incentive Plan, to administer the 2007 Cash Incentive Plan and to exercise all the powers and authorities either specifically granted under the 2007 Cash Incentive Plan or necessary or advisable in the administration of the 2007 Cash Incentive Plan, including, without limitation, the authority to grant awards; to determine the persons to whom and the time or times at which awards shall be granted; to determine the terms, conditions, restrictions and performance criteria, including applicable performance goals, relating to any award; to determine whether, to what extent, and under what circumstances an award may be settled, cancelled, forfeited, or surrendered; to construe and interpret the 2007 Cash Incentive Plan and any award; to prescribe, amend and rescind rules and regulations relating to the 2007 Cash Incentive Plan; to determine the terms and provisions of agreements evidencing award; and to make all other determinations deemed necessary or advisable for the administration of the 2007 Cash Incentive Plan.

Eligibility.  Awards may be granted under the 2007 Cash Incentive Plan to our officers and other key employees, as selected by the Compensation Committee in its sole discretion.

Terms of Awards.  The Compensation Committee in its sole discretion may determine the performance period to which any award will relate. The performance period shall be either one, two or three years, which periods may overlap (or, for any individual who becomes a participant during any such period, the remainder of the period). The Compensation Committee in its sole discretion may determine the performance goals applicable to each award, the minimum, target and maximum levels applicable to each performance goal, and the amounts payable under attainment of thresholds within such range.

Negative Discretion.  The Compensation Committee is also authorized to exercise its “negative discretion” and reduce or eliminate the amount of any Award earned in the Performance Period if, in its sole discretion, such reduction or elimination is appropriate.

Payment of Awards; Performance Goals.  The payment of awards under the 2007 Cash Incentive Plan will be based upon the attainment of (or a specified increase or decrease in) one or more of the following performance goal as determined by the Compensation Committee and applied to a participant under the 2007 Cash Incentive Plan and/or a business unit or subsidiary of the Company or its affiliates: (1) return on total stockholder equity; (2) earnings per share of our common stock; (3) income (before or after taxes); (4) earnings before all or any interest, taxes, depreciation and/or amortization (“EBIT,” “EBITA,” or “EBITDA”); (5) gross revenue; (6) return on assets; (7) market share; (8) cost reduction goals; (9) earnings from continuing operations, levels of expense, cost or liability; (10) membership goals; (11) operating cash flows; (12) operating margin; (13) stockholder return; (14) expense management; (15) return on capital; (16) membership satisfaction; (17) new product development; (18) new market penetration; (19) goals on acquisitions and divestitures; or (20) economic value added. Each of the foregoing performance goals shall be determined in accordance with generally accepted accounting principles, as applicable; provided that the Committee shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Payments under such awards will be made, in the case of employees covered under Section 162(m) of the Code, solely on account of the attainment of such performance goals established in writing by the Compensation Committee.

Unless otherwise determined by the Compensation Committee, an award will be paid in cash within a reasonable period after the end of the applicable performance period, but in no event later than two and a half months following the end of such performance period. An award will be paid only if the participant is employed by us on the day the bonus is to be paid. Awards for any performance period may be expressed as a dollar amount or as a percentage of the participant’s base salary. However, in no event will aggregate payments to any one employee in any one fiscal year exceed $5,000,000.

Except as provided below, awards under the 2007 Cash Incentive Plan will be made at the discretion of the Compensation Committee and, accordingly, are not yet determinable.

On March 20, 2007, the Compensation Committee approved the following targets and maximum awards for the 2007 performance year under the 2007 Cash Incentive Plan, subject to stockholder approval of the 2007 Cash Incentive Plan:

New Plan Benefits
AMERIGROUP Corporation 2007 Cash Incentive Plan

	(MJO Bonus)	(MJO Bonus)	(LTIP Awards)
	$	$	$
	Annual Cash	Annual Cash	Long-term Cash Incentive Plan
Name and Position	Incentive Target	Incentive Maximum	Three-Year Target
Jeffrey L. McWaters (Chief Executive Officer)	1,268,750	2,220,313	666,815
James W. Truess (Chief Financial Officer)	350,000	612,500	200,000
James G. Carlson (President and Chief Operating Officer)	1,015,000	1,776,250	300,000
Richard C. Zoretic (EVP, Health Operations and Healthcare Delivery Systems)	300,000	525,000	200,000
All executive officers as a group (13 persons)	4,418,750	7,732,813	2,166,815
All non-executive officer employees as a group (834 persons)	10,353,103	18,117,930	—

In the event that the stockholders do not approve of the 2007 Cash Incentive Plan, no incentive awards will be paid out under the 2007 Cash Incentive Plan. The Company would, however, be able to pay bonuses and incentive compensation under its current programs and plans.

Amendment and Termination of the Cash Incentive Plan.  Our Board of Directors or the Compensation Committee may modify or terminate the 2007 Cash Incentive Plan or any portion of the 2007 Cash Incentive Plan at any time, except that an amendment that requires stockholder approval in order for the 2007 Cash Incentive Plan to continue to comply with Section 162(m) of the Code will not be effective unless approved by the requisite vote of our stockholders. No amendment to the 2007 Cash Incentive Plan may be made if such amendment will adversely affect any participant unless the participant consents to the amendment.

Certain Additional Information.  The following table shows the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2006:

Equity Compensation Plan Information

Number of Securities
	Number of		Remaining Available
	Securities to be		for Future Issuance
	Issued Upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price	Compensation Plans
	Outstanding	of Outstanding	(excluding securities
	Options, Warrants	Options, Warrants	reflected in the
	and Rights	and Rights	first column)(1)

Equity compensation plans approved by security holders	5,110,976	$24.22	4,064,812
Equity compensation plans not approved by security holders	—	—	—

Total	5,110,976	$24.22	4,064,812

(1)	Includes a total of 3,263,478 shares not yet issued as of December 31, 2006 under the 1994 Stock Plan and the 2000, 2003, and 2005 Equity Incentive Plans (all of which are available for issuance in the form of restricted stock, restricted stock units, stock bonuses and other stock-based awards) and 801,334 shares not yet issued under the Employee Stock Purchase Plan.

PROPOSAL #3:

RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Upon the recommendation of our Audit Committee, the Board of Directors has appointed KPMG LLP to serve as our independent registered public accounting firm for 2007. KPMG LLP has served in this capacity since 1994. We are asking our stockholders to ratify the Board of Directors’ appointment of KPMG LLP as our independent registered public accounting firm for 2007. No Director or executive officer of the Company has any substantial interest in the appointment of KPMG LLP as the Company’s independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the selection of KPMG LLP to our stockholders as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may, subject to the approval of the Board of Directors, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our stockholders.

Representatives of KPMG LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the shares present in person or by proxy at the annual meeting and entitled to vote on this proposal is required for ratification of the Board of Directors appointment of KPMG LLP as our independent registered public accounting firm. In tabulating the vote, abstentions will have the same effect as voting against the proposal and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote.

The Board of Directors unanimously recommends a vote FOR such ratification.

Independent Registered Public Accounting Firm’s Fees

The following is a summary of the fees billed to the Company by KPMG LLP for professional services rendered for the audit of the Company’s annual financial statements for 2006 and 2005 and for fees billed for other services rendered by KPMG LLP:

Fee Category	Fiscal 2006 Fees	Fiscal 2005 Fees

Audit Fees	$1,521,000	$1,333,800
Audit Related Fees	86,500	54,500
Tax Fees	925	13,665
All Other Fees	37,400	22,304

Total Fees	$1,645,825	$1,424,269

Audit Fees

Audit Fees consisted of fees billed for professional services rendered for the audits of the Company’s consolidated financial statements, the audits of the Company’s internal control over financial reporting, and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. The aggregate Audit Fees billed for each of the last two fiscal years are set forth in the above table.

Audit Related Fees

Audit Related Fees consisted of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits and attest services that are required by statute or regulation. The aggregate Audit Related Fees billed for each of the last two fiscal years are set forth in the above table.

Tax Fees

Tax Fees consisted of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax audit defense. The aggregate Tax Fees billed for each of the last two fiscal years are set forth in the above table.

All Other Fees

All Other Fees consisted of assistance and consultations related to state examiner reviews and litigation. The aggregate Other Fees billed for each of the last two fiscal years are set forth in the above table.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Under SEC Rule 14a-8 as currently in effect, any holder of at least $2,000 in market value of our common stock who has held such securities for at least one year and who desires to have a proposal presented in the Company’s proxy material for use in connection with the 2008 annual meeting of stockholders must transmit that proposal (along with his name, address, the number of shares of common stock that he holds of record or beneficially, the dates upon which the securities were acquired, documentary support for a claim of beneficial ownership and a statement of willingness to hold such common stock through the date of the 2008 meeting) in writing not later than December 6, 2007. Under the Company’s Amended and Restated By-Laws, notice of any other stockholder proposal to be made at the 2008 annual meeting of stockholders must be received not less than 60 days nor more than 90 days prior to the one-year anniversary of the 2007 annual meeting. All proposals of stockholders intended to be presented at the next annual meeting must be sent to the Corporate Secretary, AMERIGROUP Corporation, 4425 Corporation Lane, Virginia Beach, VA 23462. In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c), such proposal must be received by the Company on or prior to March 11, 2008.

OTHER MATTERS

If you are the beneficial owner, but not the record holder, of the Company’s common stock, your broker, bank or other nominee may seek to reduce duplicate mailings by delivering only one copy of the Company’s Proxy Statement and Annual Report to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, now or in the future, should submit their request to the Company to the attention of the Corporate Secretary, AMERIGROUP Corporation, 4425 Corporation Lane, Virginia Beach, VA 23462. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

As of the date of this proxy statement, we do not know of any other matters to be presented at the annual meeting other than those discussed in this proxy statement. If, however, other matters are properly brought before the annual meeting, the persons named as your proxies will be able to vote those matters in their discretion in accordance with their best judgment.

By Order of the Board of Directors,

Stanley F. Baldwin
Executive Vice President,
General Counsel and Secretary

Exhibit A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF AMERIGROUP CORPORATION
ADOPTED AS OF MARCH 21, 2007

I. PURPOSE OF THE COMMITTEE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of AMERIGROUP Corporation (the “Corporation”) is to (a) assist the Board’s oversight of (i) the quality and integrity of the accounting, auditing, and financial reporting practices of the Corporation, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Corporation’s independent registered public accounting firm (the “Public Accounting Firm”), and (iv) the performance of the Corporation’s Public Accounting Firm and the Corporation’s internal audit function, and (b) prepare the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Corporation’s annual proxy statement. The Committee’s role includes a particular focus on the qualitative aspects of financial reporting to stockholders, and on the Corporation’s processes to manage business and financial risk. The Committee is directly responsible for the appointment, compensation, retention and oversight of the Public Accounting Firm engaged to prepare or issue an audit report on the financial statements of the Corporation.

II. COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of three or more directors as determined by the Board, who are qualified to serve on the Committee (“Independent Directors”) pursuant to the requirements of the New York Stock Exchange (“NYSE”), or other applicable exchange or organized market on which the Corporation’s common stock is traded (together, “other applicable exchange”), and any additional requirements that the Board deems appropriate. Each member of the Committee must be generally knowledgeable in financial and auditing matters and at least one member shall be an “audit committee financial expert” as defined by the rules and regulations of the SEC. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment. Applicable laws, regulations and listing requirements of the NYSE or other applicable exchange shall be followed in evaluating a member’s independence. No member of the Committee may serve simultaneously on the audit committees of more than two (2) other public companies.

The members of the Committee shall be elected annually to one-year terms by majority vote of the Board at the first meeting of the Board following the Annual Meeting of Stockholders. Vacancies on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. No member of the Committee shall be removed except by majority vote of the Independent Directors then in office.

III. MEETINGS AND PROCEDURES OF THE COMMITTEE

The Committee shall meet at least six times a year. Additional meetings may occur as the Committee or its chairperson deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings. The Committee should meet separately on a periodic basis with (i) management, (ii) the general auditor or other person responsible for the internal audit function, (iii) the Corporation’s Public Accounting Firm, and (iv) the Chief Accounting Officer, in each case to discuss any matters that the Committee or any of the above persons or firms believe warrant Committee attention.

IV. COMMUNICATIONS/REPORTING

The Public Accounting Firm shall report directly to the Committee. The Committee is expected to maintain free and open communication with the Public Accounting Firm, the internal auditors, and the Corporation’s management. This communication shall include private executive sessions, at least annually, with each of these parties. The Committee chairperson shall report regularly on Audit Committee actions and activities to the full Board.

The Committee shall receive at least annually from the Corporation’s Public Accounting Firm and review a report describing: (i) the Public Accounting Firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the Public Accounting Firm, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the Public Accounting Firm, and any steps taken to deal with any such issues; and (iii) all relationships between the Public Accounting Firm and the Corporation (including a description of each category of services provided by the Public Accounting Firm to the Corporation and a list of the fees billed for each such category).

The Committee should present annually its conclusions with respect to the Public Accounting Firm, as well as its review of the lead partner and the reviewing partner of the Public Accounting Firm, and its views on whether there should be a regular rotation of the independent auditors, to the Board.

V.  EDUCATION

The Corporation is responsible for providing the Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the Corporation and other material as may be requested by the Committee. The Corporation shall assist the Committee in maintaining appropriate financial literacy.

VI.  AUTHORITY OF THE COMMITTEE

The Committee will have the resources and authority necessary to discharge its duties and responsibilities. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose. The Committee will be provided with appropriate funding by the Corporation, as the Committee determines, for the payment of compensation to the Corporation’s Public Accounting Firm, outside counsel and other advisors as it deems appropriate, and the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

VII.  DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

The Committee’s specific responsibilities in carrying out its oversight role are delineated in the Audit Committee Responsibilities Checklist. The responsibilities checklist will be updated annually to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices. As the compendium of Committee responsibilities, the most recently updated responsibilities checklist will be considered to be an addendum to this charter.

The Committee relies on the expertise and knowledge of management, the internal auditors, and the Public Accounting Firm in carrying out its oversight responsibilities. Management of the Corporation is responsible for determining the Corporation’s financial statements are complete, accurate, and in accordance with generally accepted accounting principles and establishing satisfactory internal control over financial reporting. The Public Accounting Firm is responsible for auditing the Corporation’s financial statements and the effectiveness of the Corporation’s internal control over financial reporting. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the Corporation’s standard of business conduct, codes of ethics, internal policies, procedures, and controls.

VIII. INVESTIGATIONS AND STUDIES; OUTSIDE ADVISORS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Corporation’s expense, such independent counsel or other consultants or advisors as it deems necessary.

		Q1	Q2	Q3	Q4	A/N*

1	Review and update the Audit Committee Charter and Responsibilities Checklist annually.	X
2	Verify the Committee consists of a minimum of three members who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise.	X				X
3	Verify that no member of the Audit Committee shall receive any compensation from the Corporation, other than fees for serving on the Board of Directors or any of its Committees.	X
4	Review and verify there are no transactions between the Company and officers and directors, or affiliates of officers or directors that are not a normal part of the Company’s business, and approve those related-party transactions that would be disclosed as required by SEC Regulation S-K, Item 404.	X				X
5	Meet six times per year or more frequently as circumstances require and ensure accurate records and minutes of Committee activities are maintained. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.	X	X	X	X	X
6	Prepare the agenda for Committee meetings in consultation between the Committee Chair (with input from the Committee members), the General Auditor, Finance management, the General Counsel and Secretary, and the independent registered public accounting firm (the “Public Accounting Firm”).	X	X	X	X	X
7	Provide an open avenue of communication between the internal auditors, the Public Accounting Firm, Finance management and the Board of Directors. Report Committee actions to the Board of Directors with such recommendations as the Committee deems appropriate.					X
8	Appoint or replace the Public Accounting Firm and approve the terms on which they are engaged for the ensuing fiscal year.	X
9	Approve in advance the audit and non-audit work to be performed by the Public Accounting Firm. Between meetings the Chair may act on behalf of the Committee.	X				X
10	Evaluate the Public Accounting Firm’s qualifications, performance, and independence, including that of the lead partner at least annually. The evaluation will include obtaining a written report from the Public Accounting Firm describing: the firm’s internal quality control procedures; any material issues raised by the most recent internal quality control review, or PCAOB review, of the firm or by any inquiry or investigation by governmental or professional authorities within the past five years, concerning an independent audit or audits carried out by the firm, and any steps taken to deal with those issues.	X				X

		Q1	Q2	Q3	Q4	A/N*

11	Ensure receipt from the Public Accounting Firm of a formal written statement delineating all relationships between the Public Accounting Firm and the Company, consistent with Independence Standards Board Standard No. 1, and actively engage in a dialogue with the Public Accounting Firm about any disclosed relationships or services that may impact the objectivity and independence of the Public Accounting Firm, and take appropriate action to oversee the independence of the Public Accounting Firm.	X
12	Review and approve the mission, authority, functions, performance and business plan of the Internal Audit Department, annually.		X
13	Review and concur in the appointment, replacement, reassignment, dismissal and annually the compensation of the General Auditor.				X	X
14	Approve the staffing and budget of the Internal Audit Department annually.		X
15	Review with the General Auditor and the Public Accounting Firm the audit scope and plan, and coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, the effective use of audit resources, and the use of independent public accountants other than the appointed auditors of the Company.		X	X
16	Participate in a telephonic meeting among Finance management, the General Auditor and the Public Accounting Firm before each earnings release to discuss the earnings release, financial information, use of any non-GAAP information, and earnings guidance.	X	X	X	X
17	Review and discuss with Finance management and the Public Accounting Firm the Company’s quarterly financial statements.	X	X	X	X
18	Review the periodic reports of the Company with Finance management, the General Auditor and the Public Accounting Firm prior to filing of the reports (including interim reporting) with the SEC, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations‘.	X	X	X	X
19	In connection with each periodic report of the Company, review:
	a. Management’s disclosure to the Committee and the Public Accounting Firm under Section 302 of the Sarbanes-Oxley Act, including identified changes in internal control over financial reporting.	X	X	X	X
	b. The contents of the Chief Executive Officer and the Chief Financial Officer certificates to be filed under Sections 302 and 906 of the Sarbanes-Oxley Act.	X	X	X	X
20	Review with Finance management and the Public Accounting Firm at the completion of the annual audit:
	a. The Company’s annual financial statements and related footnotes.				X
	b. The Public Accounting Firm’s audit of the financial statements and its report thereon, including any matters to be communicated by the Public Accounting Firm pursuant to Section 10A of the Securities Exchange Act of 1934.				X
	c. Any significant changes required in the Public Accounting Firm’s audit plan.				X	X
	d. Any serious difficulties or disputes with management encountered during the course of the audit and management’s response.				X	X
	e. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.				X	X

		Q1	Q2	Q3	Q4	A/N*

21	Consider annually the Public Accounting Firm’s judgments regarding the quality and appropriateness of the Company’s critical accounting policies and consider and approve significant changes.				X	X
22	Consider and review with Finance management, the Public Accounting Firm and the General Auditor:
	a. The Company’s annual assessment of the effectiveness of its internal controls and the Public Accounting Firm’s attestation and report about the Company’s assessment.				X
	b. The adequacy of the Company’s internal controls including computerized information system controls and security.				X
	c. Any “material weakness” or “significant deficiency” in the design or operation of internal control over financial reporting, and any steps taken to resolve the issue.				X
	d. Any related significant findings and recommendations of the Public Accounting Firm and internal audit together with management’s responses.				X
23	Resolve any disagreements between management and the Public Accounting Firm about financial reporting.					X
24	Review with Finance management any significant changes to GAAP and/or SAP policies or standards.					X
25	Consider and review with management and the General Auditor:
	a. Significant findings noted during the year by Internal Audit or the Public Accounting Firm and management’s response thereto.		X	X	X	X
	b. Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work, access to required information or what they reported.		X	X	X	X
	c. Any significant changes required in planned scope of their audit plan.		X	X	X	X
26	Inquire of management, the General Auditor, and the Public Accounting Firm about significant risks or exposures, review the Company’s policies for risk assessment and risk management, and assess the steps management has taken to control such risk to the Company.	X			X	X
27	Monitor the appropriate standards adopted as a code of conduct for the Company. Review with Finance management and the General Counsel the results of the Company’s monitoring compliance with such standards.	X
28	Review with the General Counsel, legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs including securities trading policies and reports received from regulators.					X
29	Review and oversee procedures for(i) receipt and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters, and (ii) the confidential, anonymous submission of employee concerns regarding accounting or auditing matters.	X
30	Meet with the Public Accounting Firm in executive sessions to discuss any matters that the Committee or the Public Accounting Firm believe should be discussed privately with the Audit Committee.	X	X	X	X
31	Meet with the General Auditor in executive sessions to discuss any matters that the Committee or the General Auditor believes should be discussed privately with the Committee.	X	X	X	X
32	Meet with Finance management in executive session to discuss any matters that the Committee or Finance management believes should be discussed with the Audit Committee.	X	X	X	X
33	Perform an annual self assessment of the performance of the Committee.	X

		Q1	Q2	Q3	Q4	A/N*

34	Report annually to the Board of Directors on the performance, activities and actions of the Committee.	X
35	Prepare the SEC required report for inclusion in the Company’s annual proxy statement regarding the Audit Committee’s review and discussion of matters with management and the Public Accounting Firm.	X
36	Include a copy of the Committee charter as an appendix to the proxy statement at least once every three years. (Last included in 2005).					X
37	Review hiring policies for employees or former employees of the Public Accounting Firm who were engaged on the Company’s account.					X
38	The Committee will perform such other functions as assigned by law, the Company’s charter or bylaws, or the Board of Directors.					X

Exhibit B

AMERIGROUP CORPORATION
2007 CASH INCENTIVE PLAN

1. PURPOSE

The purpose of the AMERIGROUP Corporation 2007 Cash Incentive Plan is to reinforce corporate, organizational and business-development goals; to promote the achievement of year-to-year and long-range financial and other business objectives; and to reward the performance of individual officers and other key employees in fulfilling their personal responsibilities for long-range achievements.

2. DEFINITIONS

The following terms, as used herein, shall have the following meanings:

a. “Affiliate” shall mean any entity, whether now or hereafter existing, that controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, “control” shall mean ownership of 50% or more of the voting power of the entity.

b. “Award” shall mean an annual incentive compensation award, granted pursuant to the Plan, which is contingent upon the attainment of Performance Goals with respect to a Performance Period.

c. “Award Agreement” shall mean any written agreement, contract, or other instrument or document between the Company and a Participant evidencing an Award.

d. “Board” shall mean the Board of Directors of the Company.

e. “Change in Control” shall have the meaning set forth in the AMERIGROUP Corporation 2005 Equity Incentive Plan, as amended from time to time.

f. “Code” shall mean the Internal Revenue Code of 1986, as amended.

g. “Committee” shall mean a committee designated by the Board consisting of two or more persons, each of whom shall be an “outside director” within the meaning of Section 162(m) of the Code or, in the absence of such a designation, the Compensation Committee of the Board.

h. “Common Stock” shall mean shares of common stock, par value $0.01 per share, of the Company.

i. “Company” shall mean AMERIGROUP Corporation and its successors.

j. “Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

k. “Determination Date” shall mean, as to a Performance Period, the 90th day of the Performance Period.

l. “Negative Discretion” shall mean discretion exercised by the Committee to cancel or reduce the amount of payment under an Award; provided that the exercise of such discretion shall not cause the affected Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

m. “Participant” shall mean an officer or other key employee of the Company who is, pursuant to Section 4 of the Plan, selected to participate herein.

n. “Performance Goals” shall mean goals determined by the Committee in its sole discretion to be applicable to a Participant for a Performance Period. Such goals may be based on one or more of the following criteria: (i) return on total stockholder equity; (ii) earnings per share of Common Stock; (iii) income (before or after taxes); (iv) earnings before all or any interest, taxes, depreciation and/or amortization (“EBIT,” “EBITA,” or “EBITDA”); (v) gross revenue; (vi) return on assets; (vii) market share; (viii) cost reduction goals; (ix) earnings from continuing operations, levels of expense, cost or liability; (x) membership goals; (xi) operating cash flows; (xii) operating margin; (xiii) stockholder return; (xiv) expense management; (xv) return on capital; (xvi) membership satisfaction;

(xvii) new product development; (xviii) new market penetration; (xix) goals on acquisitions and divestitures; or (xx) economic value added. The Performance Goals may differ from Participant to Participant and from Award to Award. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur, and a maximum level of performance at which full vesting will occur. Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles, as applicable, and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. For each Performance Period, the Performance Goals applicable to each Participant shall be set forth in writing on or prior to the applicable Determination Date.

o. “Performance Period” shall mean, in the sole discretion of the Committee, the Company’s fiscal year, a period of two consecutive Company fiscal years, or a period of three consecutive Company fiscal years, which periods may overlap (or, for any individual who becomes a Participant during the pendency of any such period, the remainder of such period).

p. “Plan” shall mean the AMERIGROUP Corporation 2007 Cash Incentive Plan, as amended from time to time.

q. “Subsidiary” and “Subsidiaries” shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of a subsidiary corporation provided in Section 424(f) of the Code, or any successor thereto of similar import.

3. ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the terms, conditions, restrictions and performance criteria, including Performance Goals, relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, or surrendered; to make adjustments in the Performance Goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Award Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any stockholder.

No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4. ELIGIBILITY

Awards may be granted to officers and other key employees of the Company selected by the Committee in its sole discretion. For any Performance Period, Participants (other than those who first become Participants during the pendency of a Performance Period) shall be selected on or prior to the applicable Determination Date. Subject to Section 5(b) below, in determining the persons to whom Awards shall be granted and the Performance Goals relating to each Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5. TERMS OF AWARDS

Awards granted pursuant to the Plan shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve.

a. In General.  The Committee shall specify in writing, on or prior to the Determination Date with respect to a Performance Period, the Performance Goals applicable to each Award, the minimum, target and maximum levels (as applicable) to each Performance Goal, and the amounts payable under attainment of any thresholds within such range. Unless otherwise provided by the Committee in connection with specified terminations of employment, payment in respect of Awards shall be made only if and to the extent the Performance Goals with respect to such Performance Period are attained.

b. Special Provisions Regarding Awards.  Notwithstanding anything to the contrary herein, the aggregate payments in respect of Awards to any one Participant shall not exceed $5,000,000 in any one fiscal year.

c. Time and Form of Payment.  Unless otherwise determined by the Committee, all payments in respect of Awards granted under this Plan shall be made, in cash, within a reasonable period (but in any event within 2 1/2 months) after the end of the Performance Period. In order to receive such payment, a Participant must be employed by the Company or one of its Affiliates on the day such payment is to be made. In addition, in the case of Participants who are Covered Employees, unless otherwise determined by the Committee, such payments shall be made only after achievement of the Performance Goals has been certified by the Committee.

d. Negative Discretion.  Notwithstanding anything to the contrary herein, in determining the amount of payment under an Award in respect of a Performance Period, the Committee may cancel an Award or reduce the amount payable under an Award that was otherwise earned during Performance Period through the use of Negative Discretion if, in its sole judgment, such cancellation or reduction is appropriate. In no event shall any discretionary authority granted to the Committee by the Plan including, but not limited to, Negative Discretion, be used to (i) grant or provide payment in respect of Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained or (b) increase an Award above the maximum amount payable under Section 5(b) of the Plan.

6. GENERAL PROVISIONS

a. Compliance With Legal Requirements.  The Plan and the granting and payment of Awards, and the other obligations of the Company under the Plan and any Award Agreement or other agreement shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

b. Nontransferability.  Awards shall not be transferable by a Participant except by will or the laws of descent and distribution.

c. No Right to Continued Employment.  Nothing in the Plan or in any Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such

Award Agreement or other agreement or to interfere with or limit in any way the right of the Company to terminate such Participant’s employment.

d. Withholding Taxes.  The Company shall have the right to withhold the amount of any taxes that the Company may be required to withhold before delivery of payment of an Award to the Participant or other person entitled to such payment, or to make such other arrangements for the withholding of taxes that the Company deems satisfactory

e. Amendment, Termination and Duration of the Plan.  The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that no amendment that requires stockholder approval in order the for the Plan to continue to comply with Code Section 162(m) shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Company. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant’s consent, under any Award theretofore granted under the Plan.

f. Participant Rights.  No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment among Participants.

g. Unfunded Status of Awards.  The Plan is intended to constitute an “unfunded” plan for incentive compensation.

h. Successor to the Company.  Unless otherwise agreed by the Company in an applicable agreement, any successor to the Company shall be required to (i) expressly assume the Company’s obligations under the Plan in connection with a Change in Control, and (ii) honor the Company’s obligations under the Plan and any Award granted thereunder, without adverse alteration to the rights of any Participant, with respect to the Performance Period during which such Change in Control occurs.

i. Governing Law.  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

j. Beneficiary.  A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the grantee’s beneficiary.

k. Interpretation.  The Plan is designed and intended to comply, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

l. Effect on Other Plans.  The adoption of the Plan shall not affect any other equity or other compensation or incentive plan in effect for the Company, a Subsidiary or an Affiliate, and the Plan shall not preclude the Board or Committee from establishing other forms of incentive compensation.

m. Effective Date.  This Plan is effective as of January 1, 2007 subject to the approval of a majority of the shares of the common stock of the Company that are present in person or by proxy and entitled to vote at the 2007 Annual Meeting of Stockholders of the Company.

AMERIGROUP Corporation
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned does hereby appoint James W. Truess and Stanley F. Baldwin, Esq., each of them, the true and lawful attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to vote all common shares of the undersigned in AMERIGROUP Corporation at the Annual
Meeting of Stockholders to be held on Thursday, May 10, 2007 at 10:30 a.m. Eastern Time in the
Hargroves Conference Center located at the AMERIGROUP National Support Center II, 1330 Amerigroup
Way, Virginia Beach, Virginia 23464, and at any adjournment thereof, upon all matters described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side of this proxy and in their discretion on any other business as may properly come before the meeting.
This proxy revokes all prior proxies given by the undersigned.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
AMERIGROUP Corporation
May 10, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑
1.	ELECTION OF DIRECTORS - Nominees for term ending in 2010:

NOMINEES:
☐	FOR ALL NOMINEES	¡ Kay Coles James
¡ Jeffrey L. McWaters
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ Uwe E. Reinhardt, Ph.D

☐	FOR ALL EXCEPT	THE BOARD OF DIRECTORS RECOMMENDS
	(See instruction below)	A VOTE “FOR” PROPOSAL 1.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

2.	APPROVAL OF THE AMERIGROUP CORPORATION 2007 CASH INCENTIVE PLAN.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

3.	RATIFICATION OF APPOINTMENT OF KPMG LLP	FOR	AGAINST	ABSTAIN
	AS INDEPENDENT REGISTERED PUBLIC	☐	☐	☐
ACCOUNTING FIRM.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.
4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
THIS PROXY WILL BE VOTED AS SPECIFIED, IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL AND FOR ALL NOMINEES.
IT IS IMPORTANT THAT YOU VOTE, SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE.
The undersigned Stockholder(s) hereby vote(s) as indicated all of the Shares which he/she/it owned of record at the close of business on March 28, 2007, or as authorized pursuant to a proxy or proxies for such stockholder(s).

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.